                                                                   EXHIBIT 10.11

                             OFFICE BUILDING LEASE

This OFFICE BUILDING LEASE ("Lease") is entered into as of the ___ day of __________, 1997 by and between KOLL CENTER IRVINE NUMBER TWO, a California limited partnership ("Landlord"), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

(a) LANDLORD:   Koll Center Irvine Number Two,
                a California limited partnership

(b) LANDLORD'S ADDRESS (FOR NOTICES):
                c/o Koll, 18500 Von Karman, Suite 120
                Irvine, CA  92612
                Attention:  18400 Building Manager,
or such other place as Landlord may from time to time designate by notice to Tenant.

(c) TENANT:     New Century Financial Corporation
                a Delaware corporation


(d) TENANT'S ADDRESS (FOR NOTICES):
                18400 Von Karman, Suite 1100
                Irvine, CA 92612
                Attention:  Bill Dodge
or such other place as Tenant may from time to time designate by notice to Landlord.

(e) DEVELOPMENT: The parcel(s) of real property commonly known as Koll Center Irvine and located in the City of Irvine (the "City"), County of Orange (the "County"), State of California ("State"), as shown on the site plan attached hereto as Exhibit "A-1".

(f) BUILDING: An eleven (11) story office building located within the Development, which Building contains approximately 218,922 Rentable Square Feet (subject to adjustment as provided in Exhibit "B"), with the street address of 18400 Von Karman.

(g) PREMISES: Those certain premises known as Suite(s) 135 (1,806 Rentable and 1,575 Usable Square Feet), 900 (also referred to as the Takedown Space in Paragraph 43 of the Addendum attached hereto, 19,097 Rentable and 16,639 Usable Square Feet), 1000 (19,852 Rentable and 18,639 Usable Square Feet), and 1100 (19,434 Rentable and 18,275 Usable Square Feet) as generally shown on the floor plan(s) attached hereto as Exhibit "A-II", located on the 1st, 9th, 10th and 11th floor(s), respectively, of the Building, which Premises contains in the aggregate approximately 60,189 Rentable Square Feet and 55,128 Usable Square Feet (subject to adjustment as provided in Exhibit "B" and Exhibit "D").

(h) TENANT'S PERCENTAGE: Tenant's percentage of the Building on a Rentable Square Foot Space basis, which initially is 27.4934% (which percentage includes the Takedown Space), subject to final determination as provided in Exhibit "B" and Exhibit "D".

(i) TERM: five (5)  Lease Years and zero (0) Months.

(j) ESTIMATED COMMENCEMENT DATE:   June 1, 1997.

    ESTIMATED EXPIRATION DATE:     May 31, 2002.

(k) COMMENCEMENT DATE: The date on which the Term of this Lease will commence as determined in accordance with the provisions of Exhibit "C" and as stated on Exhibit "D".

(l) INITIAL MONTHLY BASE RENT: $ 74,787.44 (41,092 Rentable Square Feet [which is the size of the Premises less the Takedown Space] multiplied by $1.82), subject to adjustment as provided in Subparagraph 1(m) below and as otherwise provided in this Lease.

(m) ADJUSTMENT TO MONTHLY BASE RENT: Monthly Base Rent will be adjusted in accordance with the following:


                     MONTHS                                 MONTHLY BASE RENT

          Commencement Date through 11/30/97                $ 74,787.44 (41,092 Rentable Square
                                                                        Feet [which is the size
                                                                        of the Premises less the
                                                                        Takedown Space] multiplied
                                                                        by $1.82)

          12/01/97 through the day prior to the             $109,543.98 (60,189 Rentable Square
          1st anniversary of the Commencement Date                      Feet multiplied by $1.82)

          1st anniversary of the Commencement Date          $112,553.43 (60,189 Rentable Square
          through the day prior to the 2nd                              Feet multiplied by $1.82)
          anniversary of the Commencement Date

          2nd anniversary of the Commencement Date          $115,562.88 (60,189 Rentable Square
          through the day prior to the 3rd                              Feet multiplied by $1.87)
          anniversary of the Commencement Date

          3rd anniversary of the Commencement Date          $118,572.33 (60,189 Rentable Square
          through the day prior to the 4th                              Feet multiplied by $1.97)
          anniversary of the Commencement Date

          4th anniversary of the Commencement Date          $121,581.78 (60,189 Rentable Square
          through the expiration of the original                        Feet multiplied by $2.02)
          Lease Term


(n) OPERATING EXPENSE ALLOWANCE: Operating Expense Allowance means that portion of Tenant's Percentage of Operating Expenses as described in Paragraph 6 below which Landlord has included in Monthly Base Rent, which, for purposes of this Lease, will be an amount equal to Tenant's Percentage of Operating Expenses for the 1997 calendar base year.

(o) SECURITY DEPOSIT:  $82,266.18 cash (110% of the initial Monthly Base
Rent) plus a Letter of Credit as described in Paragraph 44 of the Addendum attached hereto.

(p) TENANT IMPROVEMENTS: All tenant improvements installed or to be installed by Landlord or Tenant within the Premises to prepare the Premises for occupancy pursuant to the terms of the Work Letter Agreement attached hereto as Exhibit "C".

(q) TENANT IMPROVEMENT ALLOWANCE: $ 15.00 per Usable Square Foot of the Premises, exclusive of Suite 135, which will be subject to a $25.00 per Usable Square Foot Tenant Improvement Allowance, and the Takedown Space, which will be subject to a Tenant Improvement Allowance as described in Paragraph 43(b) of the Addendum attached hereto, to be applied as provided in the Work Letter Agreement attached hereto as Exhibit "C".

(r) PERMITTED USE: General office space consistent with the majority of other office users in the Development.

(s) PARKING: As described in Paragraph 48 of the Addendum attached hereto, subject to the terms and conditions of Paragraph 32 below and the Rules and Regulations regarding parking contained in Exhibit "H".

(t) BROKER(S): Lee & Associates and Koll Marketing Group.

(u) GUARANTOR(S): N/A

(v) INTEREST RATE: shall mean the greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

(w) EXHIBITS: "A-I" through "K", inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference. As provided in Paragraph 3 below, a completed version of Exhibit "D" will be delivered to Tenant after Landlord delivers possession of the Premises to Tenant.

(x) ADDENDUM PARAGRAPHS: 40 through 50, inclusive, which Addendum Paragraphs are attached to this Lease and incorporated herein by this reference.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.   PREMISES AND COMMON AREAS.

(a) PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as improved or to be improved with the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached hereto as Exhibit "C".
-----------

(b) MUTUAL COVENANTS. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

(c) TENANT'S USE OF COMMON AREAS. During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Development and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively, "Development Occupants"), subject to the terms of this Lease, the Rules and Regulations referenced in Paragraph 32 below and all covenants, conditions and restrictions now or hereafter affecting the Development, the following common areas of the Building and/or the Development (collectively, the "Common Areas"):

(i) The Building's common entrances, hallways, lobbies, public restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment within the Building which serve the Premises (collectively, "Building Common Areas"); and

(ii) The parking facilities of the Development which serve the Building (subject to the provisions of Exhibit "H"), loading and unloading areas, trash areas,
                     -----------
roadways, sidewalks, walkways, parkways, driveways, landscaped areas, plaza areas, fountains and similar areas and facilities situated within the Development and appurtenant to the Building which are not reserved for the exclusive use of any Development Occupants (collectively, "Development Common Areas").

(d) LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises and parking to be provided to Tenant under this Lease is not interfered with in an unreasonable manner, Landlord reserves for itself and for all other owner(s) and operator(s) of the Development Common Areas and the balance of the Development, the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Development, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, and, subject to the parking provisions contained in Paragraph 32 and Exhibit "H", parking spaces and parking
                              -----------
areas; and (iii) use or close temporarily the Building Common Areas, the Development Common Areas and/or other portions of the Development while engaged in making improvements, repairs or alterations to the Building, the Development, or any portion thereof.

3. TERM. The term of this Lease ("Term") will be for the period designated in Subparagraph 1(i), commencing on the Commencement Date, and ending on the last day of the month in which the expiration of such period occurs, including any extensions of the Term pursuant to any provision of this Lease or written agreement of the parties. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a "Lease Year". Landlord's Notice of Lease Term Dates and Tenant's Percentage ("Notice"), in the form of Exhibit "D" attached hereto, will
                                               -----------
set forth the Commencement Date, the date upon which the Term of this Lease shall end, the Rentable Square Feet within the Premises and the Building, and Tenant's Percentage and will be delivered to Tenant after Landlord delivers possession of the Premises to Tenant. The Notice will be binding upon Tenant unless Tenant objects to the Notice in writing within five (5) days of Tenant's receipt of the Notice.

4. POSSESSION.

(a) DELIVERY OF POSSESSION. Landlord agrees to deliver possession of the Premises to Tenant in accordance with the terms of the Work Letter
Agreement attached hereto as Exhibit "C", or, if no Work Letter Agreement
                             -----------
is required for this Lease, then Landlord agrees to deliver possession of the Premises to Tenant on the Commencement Date. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant and the guaranty of Tenant's obligations under this Lease, if any, executed by the Guarantor(s);
(ii) the Security Deposit and the first installment of Monthly Base Rent; (iii) executed copies of policies of insurance or certificates thereof as required under Paragraph 19 of this Lease; (iv) copies of all governmental permits and authorizations, if any, required in connection with Tenant's operation of its business within the Premises; and (v) if Tenant is a corporation or partnership, such evidence of due formation, valid existence and authority as Landlord may reasonably require, which may include, without limitation, a certificate of good standing, certificate of secretary, articles of incorporation, statement of partnership, or other similar documentation.

(b) CONDITION OF PREMISES. Prior to the Commencement Date and in accordance with the Work Letter Agreement attached hereto as Exhibit "C", Landlord and
                                                  -----------
Tenant will jointly conduct a walk-through inspection of the Premises and will jointly prepare a punch-list ("Punch-List") of items required to be installed by Landlord under the Work Letter Agreement which require finishing or correction. The Punch-List will not include any items of damage to the Premises caused by Tenant's move-in or early entry, if permitted, which damage will be corrected or repaired by Landlord, at Tenant's expense or, at Landlord's election, by Tenant, at Tenant's expense. Other than the items specified in the Punch-List, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in its condition on the date of delivery of possession and to have acknowledged that the Tenant Improvements have been installed as required by the Work Letter Agreement and that there are no additional items needing work or repair. Landlord will cause all items in the Punch-List to be repaired or corrected within thirty (30) days following the preparation of the Punch-List or as soon as practicable after the preparation of the Punch-List. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Development or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any additional buildings or improvements within the Development.

5. RENT.

(a) MONTHLY BASE RENT. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with Tenant's delivery of the executed Lease to Landlord. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. All rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing. Monthly Base Rent will be adjusted during the Term of this Lease as provided in Subparagraph l(m).

(b) ADDITIONAL RENT. All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, insurance, repairs and parking, will be considered additional rent for purposes of this Lease, and the word "rent" as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

(c) LATE PAYMENTS. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

6. OPERATING EXPENSES.

(a) OPERATING EXPENSES. In addition to Monthly Base Rent, throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, Tenant's Percentage of Operating Expenses as defined in Exhibit "E" attached hereto to the extent Tenant's Percentage
              -----------
of Operating Expenses exceeds Tenant's Operating Expense Allowance.

(b) ESTIMATE STATEMENT. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement ("Estimate Statement") wherein Landlord will estimate both the Operating Expenses and Tenant's Percentage of Operating Expenses for the then current calendar year. If the estimate of Tenant's Percentage of Operating Expenses in the Estimate Statement exceeds Tenant's Operating Expense Allowance, Tenant agrees to pay Landlord, as "Additional Rent", one-twelfth (1/12th) of such excess each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of such excess (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant's Percentage of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within thirty (30) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant's Percentage of Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year. In the event Tenant's Percentage of Operating Expenses for any calendar year is less than Tenant's Operating Expense Allowance, Tenant will not be entitled to a credit against any rent, additional rent or Tenant's Percentage of future Operating Expenses payable hereunder.

(c) ACTUAL STATEMENT. By March 1st of each calendar year during the Term of this Lease (commencing March 1 in the calendar year following the base year for Operating Expenses, if applicable), Landlord will also endeavor to deliver to Tenant a statement ("Actual Statement") which states the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant's Percentage of the Operating Expenses due under this Lease.

(d) MISCELLANEOUS. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until thirty (30) days after receipt of such Estimate Statement or Actual Statement. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

7. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant will deposit with Landlord the Security Deposit designated in Subparagraph 1(o). As used in this Lease, the term Security Deposit includes cash held by Landlord as well as any amounts secured by the Letter of Credit described in Paragraph 44 of the Addendum attached hereto. The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant fully and faithfully performs its obligations under this Lease, including, without limitation, surrendering the Premises upon the expiration or sooner termination of this Lease in compliance with Subparagraph 11(a) below, the Security Deposit or any balance thereof will be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term and Tenant's complete vacation of the Premises, provided that Landlord may retain the Security Deposit until such time as any outstanding rent or additional rent amount has been determined and paid in full. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) days after Landlord's written demand therefor, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default under this Lease. Landlord is not required to keep Tenant's Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit. Should Landlord sell its interest in the Premises during the Term hereof and deposit with the purchaser thereof the then unappropriated Security Deposit funds, Landlord will be discharged from any further liability with respect to such Security Deposit.

8. USE.

(a) TENANT'S USE OF THE PREMISES. The Premises may be used for the use or uses set forth in Subparagraph 1(r) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Nothing in this Lease will be deemed to give Tenant any exclusive right to such use in the Building or the Development.

(b) COMPLIANCE. At Tenant's sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Development now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building and/or the Development. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Development, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful or unreasonably objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises or elsewhere within the Development. Notwithstanding anything contained in this Lease to the contrary, all transferable development rights related in any way to the Development are and will remain vested in Landlord, and Tenant hereby waives any rights thereto.

(c) HAZARDOUS MATERIALS. Except for ordinary and general office supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Development by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Development, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Development or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Development and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises, the Building or any other portion of the Development which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Subparagraph 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(b). Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

10. BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Subparagraph 1(t). Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

11.  SURRENDER; HOLDING OVER.

(a) SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of first-class order, repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Paragraph 20) excepted, with all of Tenant's personal property and Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. Prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord reasonable prior notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises and identify the Alterations and personal property which are to remain upon the Premises and which items Tenant is to remove, as well as any repairs Tenant is to make upon surrender of the Premises. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b) HOLDING OVER. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to the greater of (i) one hundred fifty percent (150%) (125% during the first three months of the holdover) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover, or (ii) the then currently scheduled rental rate for comparable space in the Building, in either event prorated on a daily basis. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

12. TAXES ON TENANT'S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or Alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to Landlord's building standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within twenty (20) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

13. ALTERATIONS. After installation of the initial Tenant Improvements for the Premises pursuant to Exhibit "C", Tenant may, at its sole cost and expense, make
                     -----------
alterations, additions, improvements and decorations to the Premises (collectively, "Alterations") subject to and upon the following terms and conditions:

(a) PROHIBITED ALTERATIONS. Tenant may not make any Alterations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the Building Common Areas; (iv) in the reasonable opinion of Landlord, lessen the value of the Building; or (v) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) LANDLORD'S APPROVAL. Before proceeding with any Alterations which are not prohibited in Subparagraph 13(a) above, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord's prior approval will not be required for any such Alterations which are not prohibited by Subparagraph 13(a) above and which cost less than Two Thousand Five Hundred Dollars ($2,500) as long as (i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Paragraph 13 are satisfied, including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities. In approving any Alterations, Landlord reserves the right to require Tenant to increase its Security Deposit to provide Landlord with additional reasonable security for the removal of such Alterations by Tenant as may be required by this Lease.

(c) CONTRACTORS. Alterations may be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord reserves the right to require that Landlord's contractor for the Building be given an opportunity to bid for any Alteration work. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense: (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (ii) if requested by Landlord, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, reasonable workers' compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.

(d) MANNER OF PERFORMANCE. All Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; and (v) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(e) OWNERSHIP. The Tenant Improvements, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures, and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the end of the Term of this Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in this Paragraph
13. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, Tenant agrees to pay to Landlord all of Landlord's costs of such removal and repair).

(f) PLAN REVIEW. Tenant agrees to pay Landlord, as additional rent, the reasonable costs of professional services and costs for general conditions of Landlord's third party consultants if utilized by Landlord (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any Alterations, within twenty (20) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition, Tenant agrees to pay Landlord, within twenty (20) business days after completion of any Alterations, a fee to cover Landlord's costs of supervising and administering the installation of such Alterations, in the amount of five percent (5%) of the cost of such Alterations, but in no event less than Two Hundred Fifty Dollars ($250.00).

(g) PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

(h) REMOVAL OF ALTERATIONS. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may, at its option, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

14.  REPAIRS.

(a) LANDLORD'S OBLIGATIONS. Landlord agrees to repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are (i) attributable to items installed in Tenant's Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within Tenant's Premises) or (ii) caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 20, Tenant will not be entitled to any abatement of rent and Landlord will not have any liability by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, ordinance, rule, regulation, order or ruling (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

(b) TENANT'S OBLIGATIONS. Tenant agrees to keep, maintain and preserve the Premises in first class condition and repair and, when and if needed, at Tenant's sole cost and expense, to make all repairs to the Premises and every part thereof. Any such maintenance and repairs will be performed by such contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord. Tenant agrees to pay all costs and expenses incurred in such maintenance and repair within thirty (30) days after billing by Landlord or such contractor or contractors. Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Paragraph 15 below. Except as provided in Subparagraph 14(a) above, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

(c) TENANT'S FAILURE TO REPAIR. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within thirty (30) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such thirty (30) day period will bear interest at the Interest Rate until paid by Tenant.

15. LIENS. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Development, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. At Landlord's request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Development, the Building or the Premises. If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within thirty (30) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises. Landlord will not be liable to Tenant for any damages or losses for any entry by Landlord.

17. UTILITIES AND SERVICES. Throughout the Term of the Lease so long as the Premises are occupied, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services attached hereto as Exhibit "F", subject to the conditions and in
                                -----------
accordance with the standards set forth therein. Landlord may require Tenant from time to time to provide Landlord with a list of Tenant's employees and/or agents which are authorized by Tenant to subscribe on behalf of Tenant for any additional services which may be provided by Landlord. Any such additional services will be provided to Tenant at Tenant's cost. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20(f) or 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord agrees to diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage and/or Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant agrees thereafter to pay all charges of the utility providing service and Landlord will make an appropriate adjustment to Tenant's Operating Expenses calculation to account for the fact Tenant is directly paying such metered charges, provided Tenant will remain obligated to pay its proportionate share of Operating Expenses subject to such adjustment. Notwithstanding anything in this Lease, if, as a result of the negligent acts or omissions of Landlord or its agents, contractors or employees, for more than five (5) consecutive business days following written notice to Landlord, there is no elevator service to the Premises, or no HVAC or electricity to the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that any portion of the Premises cannot be and is not used by Tenant, in Tenant's judgment reasonably exercised, then Tenant's rent shall thereafter be abated until the Premises are again usable by Tenant in proportion to the extent to which Tenant's use of the Premises is interfered with; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of rent. This paragraph shall not apply in case of damage to, or destruction of, the Building, which shall be governed by a separate provision of this Lease. Notwithstanding any of the foregoing to the contrary, Tenant may not abate rent if Landlord disputes Tenant's right to abate or the amount of such abatement, until and to the extent the arbitrator provides that Tenant may do so in accordance with and pursuant to the terms of Paragraph 50 hereof.

18.  ASSUMPTION OF RISK AND INDEMNIFICATION.

(a) ASSUMPTION OF RISK. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises, the Building or the Development resulting from any act or omission (except for the grossly negligent or intentionally wrongful act or omission) of Landlord, (ii) any such damage caused by other tenants or persons in or about the Building or the Development, or caused by quasi-public work, (iii) any damage to property entrusted to employees of the Building, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Development or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment.

(b) INDEMNIFICATION. Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (i) any act or omission of Tenant or any Tenant Parties (as defined in Subparagraph 8(c) above); (ii) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere within the Development; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold.

(c) SURVIVAL; NO RELEASE OF INSURERS. Tenant's indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification obligation in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

(d) LANDLORD INDEMNITY. Notwithstanding anything to the contrary contained in Paragraph 18 of, or elsewhere in, this Lease, Tenant shall not be required to indemnify and hold Landlord harmless from any Indemnified Claims resulting from the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors (except for damage to Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain insurance coverage therefor pursuant to the terms of this Lease), and, subject to the limitations contained in (i) the second to the last sentence of Paragraph 18(a) of this Lease, and (ii) Paragraph 35 of this Lease, Landlord agrees to indemnify and hold Tenant harmless from and against any and all such Indemnified Claims. Landlord's indemnification obligations under this paragraph will survive the expiration or earlier termination of this Lease and are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Landlord and/or by Tenant pursuant to the provisions of this Lease.

19.  INSURANCE.

(a) TENANT'S INSURANCE. On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:

(i) "All Risks" property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, sprinkler leakage (including earthquake sprinkler leakage). This insurance policy must be upon all property owned by Tenant, for which Tenant is legally liable, or which is installed at Tenant's expense, and which is located in the Building including, without limitation, any Tenant Improvements which satisfy the foregoing qualification and any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof. If there is a dispute as to full replacement cost, the decision of Landlord or any mortgagee of Landlord will be presumptive.

(ii) One (1) year insurance coverage for business interruption and loss of income and extra expense insuring the same perils described in Subparagraph 19(a)(i) above, in such amounts as will reimburse Tenant for any direct or indirect loss of earnings attributable to any such perils including prevention of access to the Premises, Tenant's parking areas or the Building as a result of any such perils.

(iii) Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage:
Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); products and completed operations; liquor liability (if Tenant serves alcohol on the Premises); and fire and water damage legal liability in an amount sufficient to cover the replacement value of the Premises, including Tenant Improvements, that are rented under the terms of this Lease. Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage - $3,000,000 each occurrence, provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted from year to year to reflect increases in coverages as recommended by Landlord's insurance carrier as being prudent and commercially reasonable for tenants of first class office buildings comparable to the Building, rounded to the nearest five hundred thousand dollars.

(iv) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.

(v) Worker's Compensation as required by the laws of the State with the following minimum limits of liability: Coverage A - statutory benefits; Coverage B - $1,000,000 per accident and disease.

(vi) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

(b)  SUPPLEMENTAL TENANT INSURANCE REQUIREMENTS.

(i) All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the State.

(ii) All policies must be issued by insurers with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide.

(iii) All policies must contain a requirement to notify Landlord (and Landlord's property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance and/or if required by Landlord, certified copies of each policy evidencing the existence of such insurance and Tenant's compliance with the provisions of this Paragraph 19. Tenant agrees to cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant will be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 22(a)(iii) below, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord's interests at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent.

(iv) General Liability and Automobile Liability policies under Subparagraphs 19(a)(iii) and (iv) must name Landlord and Landlord's property manager (and at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord's property manager or Landlord's mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant's insurance.

(c) TENANT'S USE. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or the Development Common Areas. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Development Common Areas or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the cost of any such increase in premiums or special or additional coverage as additional rent within thirty (30) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building, the Development Common Areas or the Tenant Improvements showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate. Tenant agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

(d) CANCELLATION OF LANDLORD'S POLICIES. If any of Landlord's insurance policies are cancelled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Tenant will be deemed to be in material default of this Lease and Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent. If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant.

(e) WAIVER OF SUBROGATION. Tenant's property insurance shall contain a clause whereby the insurer waives all rights of recovery by way of subrogation against Landlord. Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant's worker's compensation insurance carrier of all rights of recovery by way of subrogation against Landlord.

20.  DAMAGE OR DESTRUCTION.

(a) PARTIAL DESTRUCTION. If the Premises or the Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred fifty (150) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(e) below to cover Tenant's obligation for the costs of repair, reconstruction and restoration of any portion of the Tenant Improvements and any Alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.

(b) SUBSTANTIAL DESTRUCTION. Any damage or destruction to the Premises or the Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either (i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant's termination right contained in Subparagraph 20(d) below; or
(ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

(c) NOTICE. Under any of the conditions of Subparagraph 20(a) or (b) above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of forty-five
(45) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor (the applicable time period to be referred to herein as the "Notice Period").

(d) TENANT'S TERMINATION RIGHTS. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Premises within two hundred seventy (270) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.

(e) TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Tenant Improvements installed by or at the cost of Tenant and any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Improvements installed by or at the cost of Tenant and any Alterations from any and all casualties), Tenant fails to receive insurance proceeds covering the full replacement cost of any Tenant Improvements installed by or at the cost of Tenant and any Alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

(f) ABATEMENT OF RENT. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(g) INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Paragraph 20, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to Subparagraph 20(a) or 20(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is sixty (60) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors or delays which are beyond the reasonable control of Landlord as described in Paragraph 33), then either Landlord or Tenant may elect to terminate this Lease upon ten (10) days prior written notice given to the other after the expiration of such sixty (60) day period.

(h) DAMAGE NEAR END OF TERM. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises occurs during the last twelve
(12) months of the Term of this Lease where Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (h), it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord's contractor's repair estimates.

(i) WAIVER OF TERMINATION RIGHT. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

(j) TERMINATION. Upon any termination of this Lease under any of the provisions of this Paragraph 20, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

21.  EMINENT DOMAIN.

(a) SUBSTANTIAL TAKING. If the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b) PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with Tenant's use and occupancy of the Premises, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent will be abated with respect to the part of the Premises which Tenant is deprived of on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Development is taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days prior written notice to Tenant if Landlord also terminates the leases of the other tenants of the Building which are leasing comparably sized space for comparable lease terms.

(c) CONDEMNATION AWARD. In connection with any taking of the Premises or the Building, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

(d) TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will abate for the duration of the taking in proportion to the extent Tenant's use of the Premises is interfered with, and (ii) Landlord will be entitled to receive such portion or portions of any award made for such use provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant will then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Tenant will be excused from such obligations. For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

22.  DEFAULTS AND REMEDIES.

(a) DEFAULTS. The occurrence of any one or more of the following events will be deemed a default by Tenant:

(i) The abandonment of the Premises by Tenant, which for purposes of this Lease means any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease and, with respect to ground floor space only, any vacation of the Premises, which for purposes of this Lease means any absence by Tenant from the Premises for sixty (60) days or longer whether or not Tenant is in default under any provision of this Lease.

(ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

(iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues (where no other period of time is expressly provided) for a period of ten (10) days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law). If the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord's concurrence, commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.

(iv) (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

(b) LANDLORD'S REMEDIES; TERMINATION. In the event of any default by Tenant, addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar law, providing that Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable restrictions), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, the Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any Tenant Improvement Allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term. As used in Subparagraphs 22(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) LANDLORD'S REMEDIES; RE-LETTING. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

(e) LANDLORD'S REMEDIES; PERFORMANCE FOR TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten
(10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.

(f) LATE PAYMENT. If Tenant fails to pay any installment of rent within five business (5) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five business (5) days of when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant's late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.

(g) RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23. LANDLORD'S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty
(30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.

24.  ASSIGNMENT AND SUBLETTING.

(a) RESTRICTION ON TRANSFER. Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a "Transfer"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold.

(b) CORPORATE AND PARTNERSHIP TRANSFERS. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of twenty-five percent (25%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph
24. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant in connection with an initial public offering or if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market.

(c) PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent and without extending any sublease termination option to Landlord, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Subparagraph 24(d) below; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial net worth of the assignee or sublessee as of the time of the proposed assignment or sublease equals or exceeds that of Tenant as of the date of execution of this Lease; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 remains unchanged.

(d) TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least twenty (20) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.

(e) LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will elect to do one of the following (i) consent to the proposed Transfer; (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

(f) REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) intentionally omitted; (ii) the proposed Transferee is a governmental entity;
(iii) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (iv) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Paragraph 8 hereof, (B) violates any exclusive use granted by Landlord to another tenant in the Building, or (C) otherwise poses a risk of increased liability to Landlord; (v) the Transfer would likely result in a significant and inappropriate increase in the use of the parking areas or Development Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (vi) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease; (vii) the Transferee is not in Landlord's reasonable opinion consistent with Landlord's desired tenant mix; or (viii) the Transferee poses a business or other economic risk which Landlord reasonably deems unacceptable.

(g) ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition for granting its consent to any assignment or sublease, Landlord may require, if Tenant is in default, that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. As a condition to Landlord's consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or
(ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

(h) EXCESS RENT. If Landlord consents to any assignment of this Lease, Tenant agrees to pay to Landlord, as additional rent, one-half (1/2) of all sums and other consideration payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant agrees to instruct the assignee to pay such sums and other consideration directly to Landlord). If for any sublease, Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent fairly allocable to the portion of the Premises which is subleased based on square footage, Tenant agrees to pay to Landlord as additional rent one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions, subtenant improvements, and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord.

(i)  TERMINATION RIGHTS.

(i) If Tenant requests Landlord's consent to any subletting of all or a portion of the ground floor portion of Premises, or if Tenant requests Landlord's consent to any subletting of all or a portion of the balance of the Premises (A) during the remainder of the Sublease Year following the expiration of the Sublease Period described in clause (ii) below, or (B) without following the procedures set forth in clause (ii) below, then in any such event, Landlord will have the right, as provided in Subparagraph 24(e), to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet effective as of the date Tenant proposes to sublet; provided, however, if Landlord elects to terminate this Lease, then within five (5) business days after receipt of such election by Tenant, Tenant will have the right to rescind the request of Landlord to consent to such subletting, and if Tenant timely delivers such rescission to Landlord, then Landlord's election to terminate this Lease shall be void.

(ii) If Tenant desires to sublease all or a portion of the balance of the Premises, then once per twelve (12) consecutive calendar months (a "Sublease Year") Tenant will have the right to notify Landlord of such desire (the "Sublease Notice"), identifying in such notice the specific portions of the balance of the Premises which Tenant desires to sublease (the "Proposed Sublease Space"). Landlord will then have sixty (60) days following its receipt of the Sublease Notice (the "Recapture Period") in which to elect to recapture from Tenant all or some of the Proposed Sublease Space (the "Recapture Notice"); provided, however, if Landlord delivers to Tenant a Recapture Notice, then within five (5) business days after receipt of such notice by Tenant, Tenant will have the right to rescind its Sublease Notice as to the portion of the Proposed Sublease Space which Landlord desires to recapture, and if Tenant timely delivers such rescission to Landlord, then Landlord's Recapture Notice as to such space shall be void. To the extent Landlord does not deliver a Recapture Notice within the Recapture Period, Tenant will have one hundred twenty (120) days after the expiration of the Recapture Period in which to consummate a sublease or subleases for the Proposed Sublease Space (the "Sublease Period"). Any portion of the Proposed Sublease Space which has not been subleased within the Sublease Period will be subject to recapture by Landlord in accordance with the terms of clause (i) above.

(iii) Landlord's right to terminate this Lease as to less than all of the Premises proposed to be sublet will not terminate as to any future additional subletting as a result of Landlord's consent to a subletting of less than all of the Premises or Landlord's failure to exercise its termination right with respect to any subletting. Landlord will exercise its termination right described in clause (i) above, if at all, by giving written notice to Tenant within fifteen (15) days of receipt by Landlord of the financial responsibility information required by this Paragraph 24. Tenant understands and acknowledges that the option, as provided in this Paragraph 24, to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet rather than approve the subletting of all or a portion of the Premises, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth. In the event of any such termination with respect to less than all of the Premises, the cost of segregating the recaptured space from the balance of the Premises will be paid by Tenant and Tenant's future monetary obligations under this Lease will be reduced proportionately on a square footage basis to correspond to the balance of the Premises which Tenant continues to lease.

(j) NO RELEASE. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease.

(k) ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord a non-refundable administrative fee of Two Hundred Fifty Dollars ($250.00), plus any reasonable attorneys' and paralegal fees incurred by

Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise) not to exceed One Hundred Dollars ($100.00) for each one thousand (1,000) rentable square feet of area contained within the Premises or portion thereof to be assigned or sublet. Acceptance of the Two Hundred Fifty Dollar ($250.00) administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees will in no event obligate Landlord to consent to any proposed Transfer.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Development, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Development or any leases thereof, or Landlord's interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant's right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) days of receipt, Tenant will be in default hereunder.

26.  ESTOPPEL CERTIFICATE.

(a) TENANT'S OBLIGATIONS. Within ten (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit
                                                                        -------
"G" attached hereto or as may reasonably be required by Landlord's lender,
---
certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

(b) TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

27.  INTENTIONALLY OMITTED.

28. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and incorporated herein by this reference as Exhibit "H", and all reasonable and
                            -----------
nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord will not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations.

29.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

(a) MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Development, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease.

(b) CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

30. DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord's transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Development, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

32.  PARKING.

(a) GRANT OF PARKING RIGHTS. So long as this Lease is in effect and provided Tenant is not in default hereunder, Landlord grants to Tenant and Tenant's Authorized Users (as defined below) a license to use the number and type of parking spaces designated in Subparagraph 1(s) subject to the terms and conditions of this Paragraph 32 and the Rules and Regulations regarding parking contained in Exhibit "H" attached hereto. Except as otherwise expressly set
             -----------
forth in Subparagraph 1(s), as consideration for the use of such parking spaces, Tenant agrees to pay to Landlord or, at Landlord's election, directly to Landlord's parking operator, as additional rent under this Lease, the prevailing parking rate for each such parking space as established by Landlord in its discretion from time to time. Tenant agrees that all parking charges will be payable on a monthly basis concurrently with each monthly payment of Monthly Base Rent. Tenant agrees to submit to Landlord or, at Landlord's election, directly to Landlord's parking operator with a copy to Landlord, written notice in a form reasonably specified by Landlord containing the names, home and office addresses and telephone numbers of those persons who are authorized by Tenant to use Tenant's parking spaces on a monthly basis ("Tenant's Authorized Users") and shall use its best efforts to identify each vehicle of Tenant's Authorized Users by make, model and license number. Tenant agrees to deliver such notice within thirty (30) days after Landlord's request and to periodically update such notice as well as upon specific request by Landlord or Landlord's parking operator to reflect changes to Tenant's Authorized Users or their vehicles.

(b) VISITOR PARKING. So long as this Lease is in effect, Tenant's visitors and guests will be entitled to use those specific parking areas which are designated for short term visitor parking and which are located within the surface parking area(s), if any, and/or within the parking structure(s) which serve the Building. Visitor parking will be made available at a charge to Tenant's visitors and guests, with the rate being established by Landlord in its discretion from time to time. Tenant, at its sole cost and expense, may elect to validate such parking for its visitors and guests. All such visitor parking will be on a non-exclusive, in common basis with all other visitors and guests of the Development.

(c) USE OF PARKING SPACES. Tenant will not use or allow any of Tenant's Authorized Users to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Tenant will not be entitled to increase or reduce its parking privileges applicable to the Premises during the Term of the Lease except as follows: If at any time Tenant desires to increase or reduce the number of parking spaces allocated to it under the terms of this Lease, Tenant must notify Landlord in writing of such desire and Landlord will have the right, in its sole and absolute discretion, to either (a) approve such requested increase in the number of parking spaces allocated to Tenant (with an appropriate increase to the additional rent payable by Tenant for such additional spaces based on the then prevailing parking rates), (b) approve such requested decrease in the number of parking spaces allocated to Tenant (with an appropriate reduction in the additional rent payable by Tenant for such eliminated parking spaces based on the then prevailing parking rates), or (c) disapprove such requested increase or decrease in the number of parking spaces allocated to Tenant. Promptly following receipt of Tenant's written request, Landlord will provide Tenant with written notice of its decision including a statement of any adjustments to the additional rent payable by Tenant for parking under the Lease, if applicable.

(d) GENERAL PROVISIONS. Except as otherwise expressly set forth in Subparagraph 1(s), Landlord reserves the right to set and increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of the Lease. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Failure to pay the rent for any particular parking spaces or failure to comply with any terms and conditions of this Lease applicable to parking may be treated by Landlord as a default under this Lease and, in addition to all other remedies available to Landlord under the Lease, at law or in equity, Landlord may elect to recapture such parking spaces for the balance of the Term of this Lease if Tenant does not cure such failure within the applicable cure period set forth in Paragraph 22 of this Lease. In such event, Tenant and Tenant's Authorized Users will be deemed visitors for purposes of parking space use and will be entitled to use only those parking areas specifically designated for visitor parking subject to all provisions of this Lease applicable to such visitor parking use. Except in connection with an assignment or sublease expressly permitted under the terms of this Lease, Tenant's parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred, or otherwise conveyed, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. In any event, under no circumstances may Tenant's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in this Lease.

(e) COOPERATION WITH TRAFFIC MITIGATION MEASURES. Tenant agrees to use its reasonable, good faith efforts to cooperate in traffic mitigation programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building. Such programs may include, but will not be limited to, carpools, vanpools and other ridesharing programs, public and private transit, flexible work hours, preferential assigned parking programs and programs to coordinate tenants within the Development with existing or proposed traffic mitigation programs.

(f) PARKING RULES AND REGULATIONS. Tenant and Tenant's Authorized Users shall comply with all rules and regulations regarding parking set forth in
Exhibit "H" attached hereto and Tenant agrees to cause its employees,
-----------
subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

33. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 33 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

34. SIGNS. Landlord will designate the location on the Premises for one Tenant identification sign. Tenant agrees to have Landlord install and maintain Tenant's identification sign in such designated location in accordance with this Paragraph 34 at Tenant's sole cost and expense. Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Development and will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas. The size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, (ii) any covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant's sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant's account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until paid by Tenant. Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) Tenant's recourse against Landlord for monetary damages will be limited to Landlord's interest in the Building including, subject to the prior rights of any Mortgagee, Landlord's interest in the rents of the Building and any insurance proceeds payable to Landlord; (b) Except as may be necessary to secure jurisdiction of the partnership or company, no partner or member of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner or member of Landlord; (c) No partner or member of Landlord shall be required to answer or otherwise plead to any service of process; (d) No judgment will be taken against any partner or member of Landlord and any judgment taken against any partner or member of Landlord may be vacated and set aside at any time after the fact; (e) No writ of execution will be levied against the assets of any partner or member of Landlord; (f) The obligations under this Lease do not constitute personal obligations of the individual members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) These covenants and agreements are enforceable both by Landlord and also by any partner or member of Landlord.

36. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon ten (10) days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant and any guarantors of Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.

37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

38.  MISCELLANEOUS.

(a) CONFLICT OF LAWS. This Lease shall be governed by and construed solely pursuant to the laws of the State, without giving effect to choice of law principles thereunder.

(b) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c) PROFESSIONAL FEES AND COSTS. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, attorneys' fees, costs and expenses incurred in connection with any (i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination;
(iv) discovery; and (v) bankruptcy litigation.

(d) TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e) TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(f) PRIOR AGREEMENT; AMENDMENTS. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(g) SEPARABILITY. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(h) RECORDING. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

(i) COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(j) NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Development, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

(k) NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

39.  EXECUTION OF LEASE.

(a) JOINT AND SEVERAL OBLIGATIONS. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and
(ii) the term "Tenant" as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

(c) EXAMINATION OF LEASE. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.


TENANT:                                   LANDLORD:
NEW CENTURY FINANCIAL CORPORATION         KOLL CENTER IRVINE NUMBER TWO,
a Delaware corporation                    a California limited partnership


By: /s/ BRAD A. MORRICE                   By:  Connecticut General Life Insurance Company,
    ------------------------------             General Partner
    Print Name:  Brad A. Morrice
                 -----------------             By:  Cigna Investments, Inc.,
    Print Title: President                          Its Authorized Agent
                 -----------------

By:                                                 By:   /s/ STEPHEN I. OLSTEIN
    ------------------------------                        -----------------------------------
    Print Name:                                     Print Name: Stephen I. Olstein
                 -----------------                  -----------------------------------------
    Print Title:                                    Print Title:    Managing Director
                 -----------------                              -----------------------------

                               ADDENDUM TO LEASE
                               -----------------

          This ADDENDUM is attached to, made a part of, incorporated into and amends and supplements that certain Office Building Lease dated ___________, 1997 (the "Lease"), by and between KOLL CENTER IRVINE NUMBER TWO, a California limited partnership ("Landlord"), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Tenant"). Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Addendum will be deemed to be a part of the Lease and will supersede any contrary provision in the Lease and shall prevail and control for all purposes. All references in the Lease and this Addendum to the defined term "Lease" are to be construed to mean the Lease as amended and supplemented by this Addendum. Terms which are not defined in this Addendum have the meanings given to them in the Lease. The paragraphs below are numbered consecutively with those in the Lease.

    40.        Option To Extend.
               ----------------

               (a) Subject to the terms of this Paragraph 40 and Paragraph 42, entitled "Options," Landlord hereby grants to Tenant an option (the "Extension Option") to extend the Term of this Lease with respect to the entire Premises (as expanded, if applicable) for one (1) additional period of five (5) years (the "Option Term"), on the same terms, covenants and conditions as provided for in this Lease during the initial Lease Term, except that all economic terms such as, without limitation, Monthly Base Rent, an Operating Expense Allowance, if any, parking charges, etc., shall be established based on the "fair market rental rate" for the Premises for the Option Term as defined and determined in accordance with the provisions of this Paragraph 40 below.

               (b) The Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no later than the date which is two hundred seventy (270) days, and no earlier than the date which is one (1) year, prior to the expiration of the then current Term of this Lease.

               (c) The term "fair market rental rate" as used in this Addendum shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable Class "A" quality office building located in the Newport Beach-Irvine-Costa Mesa airport area ("Comparison Area") would accept, at arm's length (what Landlord is accepting in current transactions for the Building may be considered), for full-floor space, comparable in quality and floor height as the leased area at issue, taking into account the age, quality and layout of the existing improvements in the leased area at issue, and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, and any other lease terms then being considered by Landlord or the lessors of such similar office buildings.

               (d) Landlord's determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord's receipt of Tenant's Extension Notice. Tenant will have thirty
     (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant's failure to object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's approval and acceptance thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant's Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

               (e) (i) Landlord and Tenant shall each appoint one independent, unaffiliated appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of high-rise office space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

               (ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

               (iii) The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) new Monthly Base Rent for the Premises is the closest to the actual new Monthly Base Rent for the Premises as determined by the appraisers, taking into account the requirements of Paragraph (c) and this Paragraph (e) regarding same.

               (iv) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Monthly Base Rent, and shall notify Landlord and Tenant thereof.

               (v) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. The cost of each party's appraiser shall be the responsibility of the party selecting

                                   ADDENDUM
                                   --------
                                    Page 1
     such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

               (vi) If either Landlord or Tenant fails to appoint an appraiser within the time period in Paragraph (e)(i) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant.

               (vii) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

               (viii) In the event that the new Monthly Base Rent is not established prior to end of the initial Term of the Lease, the Monthly Base Rent immediately payable at the commencement of the Option Term shall be the Monthly Base Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any overpayment or underpayment on the next Monthly Base Rent payment date falling not less than thirty (30) days after such determination.

    41.        Right to Lease Additional Space.
               -------------------------------

               (a) Subject to the terms of this Paragraph 41 and Paragraph 42, entitled "Options," Tenant shall have a continuing right to lease (the "Right to Lease") any space on the second (2nd) or ninth (9th) floors of the Building in incremental sizes acceptable to Landlord, to the extent such space becomes available for lease to third parties after the expiration of any existing lease for such space during the initial Term or the Option Term (if Tenant properly exercises its Extension Option), including the expiration of all renewal or extension options under such leases, and after the existing tenants or occupants vacate such space (the "First Offer Space"). Tenant's Right to Lease is subject and subordinate to the rights of all other tenants of the Building with rights relative to any such First Offer Space granted prior to the date of this Lease. Thus, Landlord's Economic Terms (as defined below) will be delivered to Tenant only after Landlord has appropriately notified and received negative responses from all other tenants with rights in the First Offer Space prior to Tenant's rights. Additionally, Landlord reserves the right to renew the leases (either on a month-to-month or fixed-term basis) of tenants in the First Offer Space or allow such tenants to hold over with respect to any or all of the First Offer Space, without giving rise to any of Tenant's rights pursuant to this Right to Lease, as Landlord deems appropriate in its sole and absolute discretion.

               (b) As to First Offer Space which is unleased as of the date of this Lease, promptly following Landlord's receipt of genuine interest from a third party to lease such space, Landlord will give Tenant written notice of such interest and the availability of such space ("Landlord's Availability Notice"). As to First Offer Space which is leased on the date of this Lease, promptly following written request ("Tenant Request") by Tenant (which may not be given more than twice in any twelve (12) consecutive month period), Landlord will give Tenant Landlord's Availability Notice as to such space. Within five (5) business days following delivery of Landlord's Availability Notice, Tenant will in writing have the right to request from Landlord a written statement setting forth the basic economic terms, including, but not limited to, Landlord's determination (as provided in Paragraph 40(c) above) of the Monthly Base Rent, an improvement allowance, if any, and all other economic terms and conditions (collectively, the "Economic Terms"), upon which Landlord is willing to lease the First Offer Space desired by Tenant.

               (c) Within five (5) business days after receipt of the Economic Terms from Landlord, Tenant must give Landlord written notice pursuant to which Tenant shall elect to either (i) lease such First Offer Space upon such Economic Terms and the same non-Economic Terms as set forth in this Lease with respect to the Premises, or (ii) refuse to lease such First Offer Space. Tenant's failure to timely choose either clause (i) or clause
     (ii) above will be deemed to be Tenant's choice of clause (ii) above.

               (d) If Tenant chooses (or is deemed to have chosen) clause
     (c)(ii) above, then Tenant's Right to Lease any First Offer Space will be null and void until Tenant once again validly delivers to Landlord a Tenant Request, in which event, the procedures and sequences described above will be followed. If Tenant exercises its Right to Lease as provided herein, the parties will promptly thereafter execute an amendment to this Lease to include the First Offer Space in the Premises and to document the lease terms thereof. The Lease Term for any First Offer Space shall be coterminous with the Lease Term for the original Premises. It shall be a condition to the valid exercise by Tenant of its Right to Lease that Tenant, within ten (10) days following such exercise, deliver to Landlord a new Letter of Credit, if the Letter of Credit is still outstanding as contemplated in Paragraph 44 below, in a greater amount commensurate with the leasing commissions and maximum tenant improvement dollars to be expended by Landlord pursuant to the terms of Tenant's leasing of such First Offer Space.

    42.        Options.
               -------

               (a) As used in this Paragraph, the word "Option" means the Extension Option pursuant to Paragraph 40 herein and the Right to Lease pursuant to Paragraph 41 herein.

                                   ADDENDUM
                                   --------
                                    Page 2

               (b) The Options are personal to the original Tenant executing this Lease and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises (as expanded) and without the intent of thereafter assigning this Lease or subletting the Premises (as expanded) and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease. The Options are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

               (c) Tenant shall have no right to exercise any Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant shall be in default of any monetary obligation or material nonmonetary obligation under the terms of this Lease as of Tenant's exercise of the Option in question or at any time after the exercise of such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period.

    43.        Mandatory Space Takedown.
               ------------------------

               (a) Tenant hereby agrees to lease that certain space on the ninth
     (9th) floor of the Building which consists of approximately 19,097 Rentable (16,639 Usable) Square Feet as shown on Exhibit "A-II" attached hereto (the
                                             --------------
     "Takedown Space"). Tenant's lease of the Takedown Space shall take effect on December 1, 1997, or earlier to the extent Tenant moves into any portion of such space prior to such date ("Takedown Commencement Date"). Effective upon the Takedown Commencement Date, the Takedown Space shall be included within the Premises pursuant to the terms of this Lease and this Lease shall govern Landlord's and Tenant's rights and obligations with respect to the Takedown Space, provided, however, the improvement of the Takedown Space shall be subject to the provisions of subparagraph (b) below.

               (b) Landlord and Tenant agree that the Takedown Space is to be improved prior to the Takedown Commencement Date in a manner similar to the improvement of the original portions of the Premises pursuant to the floor plan and buildout specifications which will be approved by Landlord and Tenant pursuant to the terms of the Work Letter Agreement which is attached to this Lease as Exhibit "C". Landlord and Tenant agree that Tenant shall
                      -----------
     receive a prorated "Allowance" which shall be applied by Landlord to the costs of improving the Takedown Space, which shall be accomplished in a manner consistent with the terms of the Work Letter Agreement. For purposes of calculating the prorated amount of the Allowance as applied to the Takedown Space, the Allowance shall be Fifteen Dollars ($15.00) per Usable Square Foot of the Takedown Space multiplied by a fraction, the numerator of which is the number of full months remaining in the original Lease Term from the Takedown Commencement Date (i.e., December 1, 1997),
                                                     ----
     and the denominator of would be 60. Tenant acknowledges that in no event will Landlord be required to commence incurring costs with respect to the design and improvement of the Takedown Space until the amount secured by the Letter of Credit has stepped-up to the full amount required to be secured thereby (i.e., $1,221,320.00).

               (c) The term of Tenant's lease of the Takedown Space shall expire coterminously with the Term of Tenant's lease of the original Premises. Even though Monthly Base Rent on the Takedown Space will commence on the Takedown Commencement Date, Landlord will not be obligated to deliver possession of the Takedown Space to Tenant until Tenant pays to Landlord
     (i) the first installment of $34,756.54 in Monthly Base Rent on the Takedown Space, calculated at the rate provided in Paragraph 1(m) of this Lease, and (ii) an additional $38,232.19 in cash Security Deposit (110% of the amount of the Monthly Base Rent described in clause (i) immediately preceding). Tenant acknowledges that the portion of the Takedown Space which is Suite 910, consisting of approximately 1,158 Rentable Square Feet, is not scheduled to be vacant until October 31, 1997. Accordingly, Monthly Base Rent on Suite 910 will commence to accrue on the day which is sixty
     (60) days after the existing occupant vacates Suite 910.

                                   ADDENDUM
                                   --------

          44.   Letter of Credit.
                ----------------

               (a) On or before April 15, 1997, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit ("Letter of Credit") in the amount and substantially in the form attached hereto as Exhibit "J" and
                                                             -----------
     otherwise satisfactory to Landlord in its sole discretion. Tenant's failure to timely deliver to Landlord the Letter of Credit will constitute a material default under this Lease, as to which Landlord will have all rights and remedies. Additionally, for each day after April 15, 1997 that Tenant fails to deliver to Landlord the Letter of Credit, such day shall constitute a day of Tenant Delay as contemplated in the Work Letter Agreement. Until Tenant delivers to Landlord the Letter of Credit, Tenant acknowledges that Landlord will not be required to incur any costs in connection with the design and construction of the Tenant Improvements, other than as may have already been incurred by Landlord pursuant to the terms of the Design Work Reimbursement Agreement between Landlord and Tenant, the terms of which shall survive the execution of this Lease (notwithstanding anything to the contrary contained in such Agreement) and Tenant will be responsible for all amounts incurred by Landlord pursuant to such Agreement. The Letter of Credit shall be held by Landlord as Security Deposit to secure Tenant's faithful performance of Tenant's obligations under this Lease. The Letter of Credit shall be issued by a financial institution acceptable to Landlord in its sole discretion and such financial institution must have an established presence in Orange County, California and the Letter of Credit must be presentable in Orange County; provided, however, Landlord initially approves First Bank as the issuer of the Letter of Credit and acknowledges that draws will be required to be presented in Minneapolis, Minnesota. If Tenant fails to pay rent, or otherwise defaults with respect to any provision of this Lease and fails to cure any such default after Landlord has given any notice required under this Lease (provided Landlord is not barred by applicable law from giving such notice), Landlord may execute one or more drafts on the Letter of Credit for the payment of any rent or for the payment of any other sum for which Landlord may become entitled by reason of Tenant's default, or for any payment to which Landlord may become entitled by reason of Tenant's default, or for payment to Landlord for any loss or damage which Landlord may suffer thereby. The Letter of Credit shall contain language allowing Landlord to draw upon the Letter of Credit upon presentation to the issuer of the Letter of Credit of Landlord's written statement that Landlord is entitled to the funds represented by such Letter of Credit in accordance with the terms of this Lease. Notification of or approval by Tenant prior to any drawing upon the Letter of Credit shall not be required. Landlord and Tenant agree that Landlord may draw upon the Letter of Credit without notice to Tenant upon the occurrence or non-occurrence of any event entitling Landlord under this Lease to apply any portion of the Security Deposit. If Landlord so uses or applies all or any portion of said Security Deposit, Tenant shall, within ten (10) days after written demand therefor, at Landlord's sole option, (i) deposit cash with Landlord in lieu of the Letter of Credit in amount drawn or (ii) deliver a replacement Letter of Credit in the amount drawn so that the total funds for the Security Deposit equals the required amount, and Tenant's failure to do so shall be material breach of this Lease.

               (b) The initial Letter of Credit steps up to the maximum amount of $1,221,320. Such amount was derived by assuming the full amount of the tenant improvement allowances ($817,806 in the aggregate) will be expended by Landlord as contemplated in this Lease. After the entire Premises (including the Takedown Space) has been built out and Landlord has determined exactly how much it spent, until the first anniversary of the Commencement Date (provided Tenant is not in default under this Lease), Tenant may substitute the initial Letter of Credit for a new Letter of Credit (otherwise satisfying and subject to the provisions set forth in subparagraph (a) above) in an amount equal to the difference between $1,221,320 and the portion of the aggregate tenant improvements allowances ($817,806) not expended by Landlord. By way of example, if Landlord only spends $796,486 on improving the Premises (including the Takedown Space), then the replacement Letter of Credit would be in the amount of $1,200,000. The expiration date of the replacement Letter of Credit shall be no earlier than the expiration of the initial Letter of Credit.

               (c) No later than thirty (30) days prior to the expiration of the Letter of Credit initially delivered to Landlord or any replacement or renewal thereof, Tenant shall deliver a new Letter of Credit substantially the same in form (except as provided in subparagraph (d) below and except that the new Letter of Credit will not step-up in amount as contemplated in the form of Letter of Credit attached hereto as Exhibit "J" ) as the then
                                                     -----------
     existing Letter of Credit held by Landlord except that the expiration date set forth in such new Letter of Credit shall not be earlier than twelve
     (12) months after the expiration date set forth in the Letter of Credit which is then being replaced and the issuer may be changed by Tenant to a financial institution acceptable to Landlord in its sole discretion. If Tenant fails to deliver a new Letter of Credit as required herein by this subparagraph (c), Landlord shall have the right, at its sole option, to draw on and present the then existing Letter of Credit for the entire amount remaining available thereunder. Until such time as Tenant shall thereafter deliver a new Letter of Credit in the form and substance required hereunder, Landlord shall retain possession of funds so drawn as Security Deposit to secure Tenant's faithful obligations under this Lease. Any such replacement Letter of Credit shall satisfy and be subject to the provisions set forth in subparagraph (a) above. Should the Letter of Credit then in effect be revoked or should the creditworthiness of the issuer of the Letter of Credit then in effect become impaired (in Landlord's sole judgment), then Tenant shall deliver a replacement Letter of Credit in form and substance required hereunder.

                                   ADDENDUM
                                   --------
                                    Page 4

               (d) On each anniversary of the date of issuance of the initial Letter of Credit delivered to Landlord pursuant to the terms of subparagraph (a) above, the amount secured by the Letter of Credit (as increased pursuant to the terms of Paragraph 41(d) hereof, if applicable) shall be reduced by twenty percent (20%) of the current amount of the Letter of Credit, provided Landlord has not previously sent a notice of default (provided Landlord is not barred by applicable law from giving such notice) to Tenant relative to any monetary or material nonmonetary provision of this Lease (whether or not such default was later cured).

               (e) If Landlord transfers its interest under this Lease, within ten (10) days following demand by Landlord, Tenant shall at its cost deliver to the transferee a replacement Letter of Credit naming such transferee (rather than Landlord) as the beneficiary thereunder. On or after the second anniversary of the Commencement Date, Tenant may submit to Landlord audited (by a "Big Six" accounting firm) financial statements for Tenant showing Tenant having either a net worth equal to or greater than $25,000,000 or retained earnings equal to or greater than $10,000,000, for at least the four (4) most recent consecutive fiscal quarters of Tenant.
     If Tenant can satisfy such requirement and Landlord has not previously deliver to Tenant a notice of default under this Lease (provided Landlord is not barred by applicable law from giving such notice) with respect to any monetary or material nonmonetary provision of this Lease (whether or not such default was later cured), then Landlord will return to Tenant the Letter of Credit.

     45.   Satellite Dish.  Provided Tenant executes and delivers to Landlord
           --------------
the Satellite Antenna License Agreement in the form attached to this Lease as Exhibit "I" and Tenant is not in default under this Lease at the time of such execution and delivery, Tenant may install one (1) antenna or satellite dish on the roof of the Building, subject to compliance with all of the terms and conditions of the Satellite Antenna License Agreement. As provided in such Agreement, the rent will be $250.00 per month with annual, compounding 4% increases.

     46.   ADA.  Tenant shall be responsible for causing, at Tenant's sole
           ---
cost and expense, the Premises (which includes the elevator lobbies and restrooms on the 10th and 11th floors) to comply with the Americans With Disabilities Act of 1990, as subsequently amended (the "ADA"), and all similar federal, state and local laws, rules and regulations and subsequent amendments thereof. Landlord shall be responsible for causing, as and when deemed appropriate by Landlord, the Common Areas of the remainder of the Building (including the elevator lobbies and restrooms, if any, on the ground and 9th floors) to comply with the ADA, the costs for which shall constitute a component of Operating Expenses, except to the extent such costs are incurred as a result of Tenant's specific use of the Premises, or as a result of any Alterations to the Premises made by or on behalf of Tenant.

     47.   Adjacent Restaurant Use.  Tenant acknowledges that a restaurant
           -----------------------
operation is or will be located immediately adjacent to the ground floor portion of the Premises and that as a result of such restaurant use, Tenant may experience mild odors, noise and other mild inconveniences associated with such use. Tenant shall not be entitled to cancel this Lease, abate or reduce rent or other sums due hereunder, or otherwise to allege or claim as to Landlord any damages, losses or other consideration arising out of or attributable to such use.

     48.   Parking.  Tenant shall be entitled to a maximum of five (5), and
           -------
will pay for, whether or not Tenant uses, a minimum of three (3), unreserved employee parking spaces per 1,000 Usable Square Feet of the Premises from time to time leased by Tenant. The rental rate for the unreserved parking spaces used by Tenant, subject to the minimum and maximum amounts described above, will be in accordance with the following schedule:


                             Rate Per Stall
          Months               Per Month
          ------             ---------------
           1 - 24                $40.00
          25 - 48                $50.00
          49 - 60                $60.00

         At Landlord's option, upon providing Tenant with no less than thirty
(30) days prior written notice, Landlord may relocate up to fifty percent (50%) of the above-referenced parking spaces to the top level of the parking structure and Tenant will cooperate with Landlord in enforcing such arrangement. With respect to any such relocated parking spaces, Tenant's parking rate will be as follows:


                             Rate Per Stall
          Months               Per Month
          ------             ---------------
           1 - 24                $40.00
          25 - 36                $45.00
          37 - 60                $50.00

         Tenant will also be entitled to use, and will pay for whether or not Tenant uses, seven (7) reserved parking spaces at the rate of $100.00 per stall per month throughout the original Lease Term. Such reserved parking spaces may be included within the minimum number of parking spaces required to be paid for by Tenant as described above in connection with the unreserved parking stalls. The location of the reserved parking spaces is shown on Exhibit "K" attached
                                                        -----------
hereto.

     49.   Signage.  In accordance with the terms of Paragraph 34 of this
           -------
Lease, Tenant will be entitled to two (2) building top signs, which will say New Century, in the location designated by Landlord.

                                   ADDENDUM
                                   --------
                                    Page 5

     50.   Arbitration.  If Landlord and Tenant dispute whether or not
           -----------
Tenant may abate rent pursuant to the terms of Paragraph 17 of this Lease, or the amount thereof ("Dispute"), then such Dispute, if timely demanded pursuant to Subparagraph (a) below, shall be resolved and adjudicated by binding arbitration in accordance with Title 9 of the California Code of Civil Procedure, Section 1280, et seq., except to the extent otherwise specified herein. The arbitrator shall be a neutral, disinterested retired judge selected by the parties from a panel of retired judges available through the Judicial Arbitration and Mediation Service ("JAMS") or, if JAMS or its successor does not then exist, by any other arbitrator or retired judge affiliated with a private, disinterested association providing arbitration services. Should the parties fail to agree on the selection of a disinterested, neutral arbitrator within twenty (20) days of written demand accompanied by written notice of the Dispute by either party, either party may petition a California court of competent jurisdiction and proper venue to appoint an arbitrator pursuant to Code of Civil Procedure Section 1281.6. The arbitration shall be held within sixty (60) days after the selection of the arbitrator. The provisions of Code of Civil Procedure Section 1283.05, allowing for the taking of depositions for discovery purposes in arbitration proceedings, are hereby expressly adopted and agreed to by the parties. Any hearings required for purposes of the arbitration shall be in Orange County, California, at the offices of the arbitrator or such other place designated by the arbitrator. The arbitration procedure shall be subject to the following:

               (a) Any demand for arbitration shall be in writing and must be made and served on the other party within a reasonable time after the Dispute has arisen and in no event shall the demand for arbitration be made after the earlier of the date which is (i) thirty (30) days after service by either party of summons and complaint, the subject matter of which is essentially identical with the subject matter of the demand for arbitration, or (ii) the date that institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations.

               (b) The provisions of this Paragraph 50 are not intended to require Landlord to arbitrate any matters relating to a default by Tenant under this Lease, which matters shall, at the election of Landlord, be governed by the applicable provisions of this Lease and/or applicable law.

               (c) All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the parties.

               (d) The arbitrator shall prepare and deliver to the parties factual findings in writing which shall include the reasons on which the decision of the arbitrator is based. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

               (e) Final decision by the arbitrator must be provided to the parties within thirty (30) days from the date on which the matter is submitted to the arbitrator.

               (f) The prevailing party (as defined below) shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses (including without limitation the fees and costs of the court reporter described in Subparagraph (c) above), and other costs and expenses incurred in connection with the arbitration, unless the arbitrator for good cause determines otherwise.

               (g) As used herein, the term "prevailing party" shall mean the party, if any, that the arbitrator determines is "clearly the prevailing party."

               (h) Costs and fees of the arbitrator shall be borne by the nonprevailing party, unless the arbitrator for good cause determines otherwise. If there is no prevailing party, the parties shall bear their own fees and costs and split the fees and costs of the arbitrator and court reporter.

               (i) The award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter. The provisions of this Paragraph 50 are not intended to alter the applicable provisions of law which provide the grounds on which a court may vacate an arbitration award.

                                   ADDENDUM
                                   --------
                                    Page 6


TENANT:                                      LANDLORD:

NEW CENTURY FINANCIAL CORPORATION            KOLL CENTER IRVINE NUMBER TWO,
a Delaware corporation                       a California limited partnership

By:                                          By:  Connecticut General Life Insurance Company,
    -----------------------------                 General Partner
Print Name:
           ----------------------            By:  Cigna Investments, Inc.,
Print Title:                                      Its Authorized Agent
            ---------------------

By:                                               By:
    -----------------------------                    ---------------------------------------
    Print Name:                                      Print Name:
               ------------------                               ----------------------------
    Print Title:                                     Print Title:
               -------------------                              ----------------------------

                                   ADDENDUM
                                   --------
                                    Page 7

                                   SITE PLAN
                                   ---------


                                [To be supplied]






                                 EXHIBIT "A=1"
                                 -------------

                               OUTLINE OF FLOOR
                               PLAN OF PREMISES
                               ----------------

                               [To be supplied]










                                EXHIBIT "A-II"
                                --------------
                                    Page 1

                                EXHIBIT "A=II"
                                --------------
                                    Page 2

                                EXHIBIT "A=II"
                                --------------
                                    Page 3

                                EXHIBIT "A=II"
                                --------------
                                    Page 4

                  RENTABLE SQUARE FEET AND USABLE SQUARE FEET
                  -------------------------------------------


1. The term "Rentable Square Feet" as used in the Lease will be deemed to include: (a) with respect to the Premises, the usable area of the Premises determined in accordance with the Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1980 (the "BOMA Standard"), plus a pro rata portion of the main lobby area on the ground floor and all elevator machine rooms, electrical and telephone equipment rooms and mail delivery facilities and other areas used by all tenants of the Building, if any, plus (i) for single tenancy floors, all the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets on such floors, or (ii) for multiple tenancy floors, a pro-rata portion of all of the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets on such floor; and (b) with respect to the Building, the total rentable area for all floors in the Building computed in accordance with the provisions of Subparagraph 1(a) above. In calculating the "Rentable Square Feet" of the Premises or the Building, the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and major pipe shafts will be excluded.

2. The term "Usable Square Feet" as used in Exhibit "C" with respect to the
                                            -----------
   Premises will be deemed to include the usable area of the Premises as determined in accordance with the BOMA Standard.

3. For purposes of establishing Tenant's Percentage, Tenant's Operating Expense Allowance, and Monthly Base Rent as shown in Paragraph 1 of the Lease, the number of Rentable Square Feet of the Premises is deemed to be as set forth in Subparagraph 1(g) of the Lease, and the number of Rentable Square Feet of the Building is deemed to be as set forth in Subparagraph 1(f) of the Lease. For purposes of establishing the amount of the Tenant Improvement Allowance in Exhibit "C", the number of Usable Square Feet of the Premises is deemed to
      -----------
   be as set forth in Subparagraph 1(g). From time to time at Landlord's option, Landlord's architect may redetermine the actual number of Rentable Square Feet of the Premises, and the Building, and the actual number of Usable Square Feet of the Premises respectively, based upon the criteria set forth in Paragraph 1 and Paragraph 2 above, which determination will be conclusive, and thereupon Tenant's Percentage, Tenant's Operating Expense Allowance, Monthly Base Rent and the Tenant Improvement Allowance will be adjusted accordingly.


                                  EXHIBIT "B"
                                  -----------

                             WORK LETTER AGREEMENT
                             ---------------------
                                  [ALLOWANCE]

This WORK LETTER AGREEMENT ("Work Letter Agreement") is entered into as of the
day of      , 19   by and between  KOLL CENTER IRVINE NUMBER TWO, a
California limited partnership ("Landlord"), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

                               R E C I T A L S :
                               ----------------

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit "A" attached to the Lease.
                                           -----------
All terms not defined herein have the same meaning as set forth in the Lease.
To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1. TENANT IMPROVEMENTS.  As used in the Lease and this Work Letter Agreement,
   -------------------
the term "Tenant Improvements" or "Tenant Improvement Work" means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4 below), more particularly described in Paragraph 5 below. Landlord and Tenant contemplate that Landlord will bid the Tenant Improvement Work (using the same bid package, including required construction deadlines) to three contractors, two of which will be selected by Landlord and the third of which ("Tenant's Contractor") will be selected by Tenant, but subject to Landlord's reasonable approval. Landlord will select the lowest responsive bidder; provided, however, if Tenant's Contractor is not the lowest responsive bidder but Tenant's Contractor's bid is within $10,000 of the lowest responsive bidder, then Landlord agrees to contract with Tenant's Contractor to construct the Tenant Improvement Work. The Contractor selected by Landlord to construct the Tenant Improvement Work in accordance with the foregoing is referred to in this Work Letter Agreement as the "Approved Contractor." The contractors selected by Landlord shall have a minimum of five (5) business days to bid the Tenant Improvement Work and if any such contractor takes longer to submit a bid and all required permits are in hand such that waiting for the missing bid(s) will delay commencement of construction of the Tenant Improvements, then Landlord will only consider the bid(s) timely received and will not wait for any other bid(s). Landlord has agreed to contract with Tenant's Architect to produce the Space Plans and the Final Plans (as defined below), who is referred to herein as "Tenant's Architect." The Approved Contractor will be required to use Landlord's designated engineers to design, and Landlord's designated subcontractors to install, the mechanical, electrical and fire and life safety system portions of the Tenant Improvement Work ("Landlord's Subcontractors and Engineers").

2. WORK SCHEDULE.  Within ten (10) days after the execution of this Lease,
   -------------
Landlord will deliver to Tenant, for Tenant's review and approval, a schedule ("Work Schedule") which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements and the Commencement Date of the Lease. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule will be submitted to Tenant for its approval, which approval Tenant agrees not to unreasonably withhold, and, once approved by both Landlord and Tenant, the Work Schedule will become the basis for completing the Tenant Improvements. All plans and drawings required by this Work Letter Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. If Tenant fails to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant within five (5) business days after the date the Work Schedule is first received by Tenant, the Work Schedule shall be deemed to be approved by Tenant as submitted or Landlord may, at its option, terminate the Lease upon written notice to Tenant.

3. CONSTRUCTION REPRESENTATIVES.  Landlord hereby appoints the following
   ----------------------------
person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter Agreement: Scott Sheridan
                                                               --------------

Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this
Work Letter Agreement:    Bill Dodge.
                          ----------

All communications with respect to the matters covered by this Work Letter Agreement are to made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4. TENANT IMPROVEMENT PLANS.
   ------------------------

(a)  PREPARATION OF SPACE PLANS.  In accordance with the Work Schedule, Landlord
     --------------------------
agrees to meet with Tenant's Architect for the purpose of promptly preparing preliminary space plans for the layout of Premises ("Space Plans"). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord's approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then cause Tenant's Architect to submit to Landlord for Landlord's approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

                                  EXHIBIT "C"
                                  -----------
                                    Page 1

(b)  PREPARATION OF FINAL PLANS.  Based on the approved Space Plans, and in
     --------------------------
accordance with the Work Schedule, Tenant will cause Tenant's Architect to prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "Final Plans"). The Final Plans will show: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Landlord for signature to confirm that they are consistent with the Space Plans. If Landlord reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Landlord agrees to advise Tenant in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule. In accordance with the Work Schedule, Tenant will then cause Tenant's Architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans consistent with the Space Plans.

(c)  REQUIREMENTS OF TENANT'S FINAL PLANS.  Tenant's Final Plans will include
     ------------------------------------
locations and complete dimensions, and the Tenant Improvements, as shown on Final Plans, will (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the "Standards"), then compatible with and of at least equal quality as the Standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

(d)  SUBMITTAL OF FINAL PLANS.  Once approved by Landlord and Tenant, Tenant
     ------------------------
will cause Tenant's Architect to submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant will cause Tenant's Architect to, with Landlord's cooperation, make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes will be subject to the terms of Paragraph 10 below.

(e)  CHANGES TO SHELL OF BUILDING.  If the Final Plans or any amendment thereof
     ----------------------------
or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the "Allowance" described in Paragraph 5 below.

(f)  WORK COST ESTIMATE AND STATEMENT.  Prior to the commencement of
     --------------------------------
construction of any of the Tenant Improvements shown on the Final Plans, Landlord will cause the Approved Contractor to submit to Tenant a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the "Work Cost Estimate"). Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items. Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule. Upon Tenant's approval of the Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as the "Work Cost Statement"), Landlord will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Paragraph 6 hereof. If the total costs reflected in the Work Cost Statement exceed the Allowance described in Paragraph 5 below, Tenant agrees to pay such excess, as additional rent, within five (5) business days after Tenant's approval of the Work Cost Estimate. Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within five (5) business days thereafter.

5. PAYMENT FOR THE TENANT IMPROVEMENTS.
   -----------------------------------

(a)  ALLOWANCE.  Landlord hereby grants to Tenant a tenant improvement allowance
     ---------
(the "Allowance") of the amount set forth in Paragraph 1(p) of the Lease.
The Allowance is to be used only for:

(i) Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans. The Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord's engineers and architect and/or Tenant's Architect.

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii) Construction of the Tenant Improvements, including, without limitation, the following:

(aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd) Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

                                  EXHIBIT "C"
                                  -----------
                                    Page 2

(ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg) Testing and inspection costs; and

(hh) Fees for the contractor and tenant improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements.

(iv) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction is for the benefit of tenants and is customarily performed by Landlord prior the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

(b)  EXCESS COSTS.  The cost of each item referenced in Paragraph 5(a) above
     ------------
shall be charged against the Allowance. If the Work Cost exceeds the Allowance, Tenant agrees to pay to Landlord such excess including fees for the Approved Contractor and Landlord's standard five percent (5%) fee for the tenant improvement coordinator associated with the supervision of such excess work prior to the commencement of construction within ten (10) business days after invoice therefor (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Estimate). In no event (except as provided in subparagraph (e) below) will the Allowance be used to pay for Tenant's furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

(c)  CHANGES.  If, after the Final Plans have been prepared and the Work Cost
     -------
Statement has been established, Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto including fees for the Approved Contractor and Landlord's standard five percent (5%) fee for the tenant improvement coordinator associated with the supervision of such changes or substitutions are to be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Paragraph 4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Subparagraph 4(f) above. Landlord will have the right to decline Tenant's request for a change to the Final Plans if such changes are inconsistent with the provisions of Paragraph 4 above, or if the change would unreasonably delay construction of the Tenant Improvements and the Commencement Date of the Lease.

(d)  GOVERNMENTAL COST INCREASES.  If increases in the cost of the Tenant
     ---------------------------
Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant agrees to pay Landlord the amount of such increase including fees for the Approved Contractor and Landlord's standard five percent (5%) fee for the tenant improvement coordinator associated with the supervision of such additional work within ten (10) days of Landlord's written notice; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

(e)  UNUSED ALLOWANCE AMOUNTS.  Any unused portion of the Allowance upon
     ------------------------
completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease unless Tenant has paid for excess costs as described in Subparagraphs 5(b), 5(c) or 5(d), in which case the unused Allowance may be applied toward such excess cost amounts and paid to Tenant. Notwithstanding the foregoing, Tenant may utilize up to $2.00 per Usable Square Foot of the unused Allowance (as applied to the respective portions of the Premises as contemplated in Paragraph 1(p) of the Lease) for the purchase of telephone and computer cabling in the Premises, for the purchase of furniture for the Premises, cost of installation of Building top signs, or to offset the costs incurred by Tenant in moving in to the Premises.

6. CONSTRUCTION OF TENANT IMPROVEMENTS.  Until Tenant approves the Final Plans
   -----------------------------------
and Work Cost Statement, Landlord will be under no obligation to cause the construction of any of the Tenant Improvements. Following Tenant's approval of the Work Cost Statement described in Subparagraph 4(f) above and upon Tenant's payment of the total amount by which such Work Cost Statement exceeds the Allowance, if any, the Approved Contractor will commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Paragraph 9 below) and Force Majeure Delays (as described in Paragraph 10 below).

7. FREIGHT/CONSTRUCTION ELEVATOR.  Landlord will, consistent with its obligation
   -----------------------------
to other tenants in the Building, if appropriate and necessary, make the freight/construction elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises. Tenant agrees to pay for any after-hours staffing of the freight/construction elevator, if needed.

8. COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.
   --------------------------------------------

(a)  COMMENCEMENT DATE.  The Term of the Lease will commence on the date (the
     -----------------
"Commencement Date") which is the earlier of: (i) the date Tenant moves into the Premises to commence operation of its business in all or any portion of the Premises; or (ii) the date the Tenant Improvements have been "substantially completed" (as defined below); provided, however, that if substantial completion of the Tenant Improvements is delayed as a result of any Tenant Delays described in Paragraph 9 below, then the Commencement Date as would otherwise have been established pursuant to this Subparagraph 8(a)(ii) will be accelerated by the number of days of such Tenant Delays.

(b)  SUBSTANTIAL COMPLETION; PUNCH-LIST.  For purposes of Subparagraph 8(a)(ii)
     ----------------------------------
above, the Tenant Improvements will be deemed to be "substantially completed" when Landlord's contractor certifies in writing to Landlord and Tenant that
Landlord: (a) is able to provide Tenant with reasonable access to the Premises;
(b) has substantially performed all of the Tenant Improvement Work required to be performed by Landlord under this Work Letter Agreement, other than decoration and minor

                                  EXHIBIT "C"
                                  -----------
                                    Page 3

"punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificate from Landlord's contractor, Tenant will conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord will thereafter diligently complete.

(c)  DELIVERY OF POSSESSION.  Landlord agrees to deliver possession of the
     ----------------------
Premises to Tenant when the Tenant Improvements have been substantially completed in accordance with Subparagraph (b) above. The parties estimate that Landlord will deliver possession of the Premises to Tenant and the Term of this Lease will commence on or before the estimated commencement date set forth in the Work Schedule delivered to Tenant pursuant to Paragraph 2 above (the "Projected Commencement Date"). Landlord agrees to use its commercially reasonable efforts to cause the Premises to be substantially completed on or before the Projected Commencement Date. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Projected Commencement Date, the Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but if such late delivery is due to Landlord's fault or due to any Force Majeure Delay(s), then, as Tenant's sole remedy, the Commencement Date and the Expiration Date of the Term will be extended one (1) day for each day Landlord is delayed in delivering possession of the Premises to Tenant.

9. TENANT DELAYS.  For purposes of this Work Letter Agreement, "Tenant Delays"
   -------------
means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to the Lease or this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant's changes to Space Plans or Final Plans after Landlord's approval thereof; (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for Tenant's share of the Work Cost; or (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant, including, without limitation, Tenant's Contractor (if Tenant's Contractor is the Approved Contractor) and Tenant's Architect.

10.  FORCE MAJEURE DELAYS.  For purposes of this Work Letter, "Force Majeure
     --------------------
Delays" means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Paragraph 33 of the Lease.

11.  MISCELLANEOUS.
     -------------

(a)  DILIGENT CONSTRUCTION.  If Tenant's Contractor is the Approved Contractor,
     ---------------------
then Tenant will cause Tenant's Contractor to promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in full compliance with the Final Plans, the Work Cost Statement, the Work Schedule and this Work Letter Agreement.

(b)  COMPLIANCE WITH LAWS.  If Tenant's Contractor is the Approved Contractor,
     --------------------
Tenant will cause Tenant's Contractor to construct the Tenant Improvements in a safe and lawful manner, in compliance with all applicable laws and regulations of, and all licenses and permits issued by, all municipal and other governmental bodies with jurisdiction; and if any portion of the Tenant Improvements is not acceptable to any applicable governmental body, agency or department, Tenant shall cause Tenant's Contractor to promptly repair or replace the same at Tenant's expense, subject to the proper application of the Allowance as provided herein.

(c)  CONSTRUCTION DEFECTS.  If Tenant's Contractor is the Approved Contractor,
     --------------------
and other than as to Landlord's Subcontractors and Engineers, then Landlord will have no responsibility for any defects in the Tenant Improvements, which will be remedied by Tenant at its own expense. If Tenant's Contractor is the Approved Contractor, and other than as to Landlord's Subcontractors and Engineers, Tenant will reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant's Contractor, by reason of delays caused by the construction of the Tenant Improvements, or by reason of inadequate cleanup following completion of the Tenant Improvements.

(d)  COORDINATION OF LEASE.  Nothing herein shall be construed as (i)
     ---------------------
constituting Tenant, Tenant's Architect, or Tenant's Contractor as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord of any of the terms or provisions of the Lease.

(e)  APPROVAL OF PLANS.  Landlord will not check the drawings of Tenant's
     -----------------
Architect for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities. Approval of the Final Plans by Landlord does not constitute an assumption of responsibility by Landlord (or any of its consultants) for their accuracy, sufficiency or efficiency.

(f)  WARRANTIES.  If Tenant's Contractor is the Approved Contractor, then Tenant
     ----------
shall cause Tenant's Contractor to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment, which warranties shall run to the benefit of, or shall be assignable to, Landlord.

///

///

///

                                  EXHIBIT "C"
                                  -----------
                                    Page 4

(g)  "AS-BUILT" DRAWINGS.  Tenant shall cause Tenant's Architect to deliver to
      ------------------
Landlord "as-built" drawings (excluding furniture and equipment) no later than sixty (60) days after the completion of Tenant's Work. The "as-built" drawings shall include CAD Files (DXF format).

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.


TENANT:                                       LANDLORD:
NEW CENTURY FINANCIAL CORPORATION             KOLL CENTER IRVINE NUMBER TWO,
a Delaware corporation                        a California limited partnership

By:                                           By:  Connecticut General Life Insurance Company,
   -------------------------------                 General Partner
  Print Name:
            ----------------------                 By:  Cigna Investments, Inc.
  Print Title:                                          Its Authorized Agent
            ----------------------

By:                                                     By:
   -------------------------------                        ----------------------
  Print Name:                                   Print Name:
             ---------------------                         ---------------------
  Print Title:                                  Print Title:
              --------------------                         ---------------------

                                  EXHIBIT "C"
                                  -----------
                                    Page 5

                           NOTICE OF LEASE TERM DATES

                            AND TENANT'S PERCENTAGE
                           ---------------------------


To:
    --------------------------------------------

------------------------------------------------

------------------------------------------------
Date:
      ------------------

Re:   Lease dated                 , 19   (the "Lease"), between
                 ----------------     ---                       ______________,
Landlord, and                                  , Tenant, concerning Suite
              ---------------------------------                          ------
located at                                          (the "Premises").
          ------------------------------------------

To Whom It May Concern:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction except as may be indicated on the "Punch-List" prepared by Landlord and Tenant, a copy of which is attached hereto.

2. That the Tenant has possession of the subject Premises and acknowledges
that under the provisions of the Lease the Commencement Date is                ,
                                                               ----------------
and the Term of the Lease will expire on                               .
                                         -----------------------------

3. That in accordance with the Lease, rent commenced to accrue on             .
                                                                 -------------

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter will be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.  Your rent checks should be made payable to at
---------------------------------------    -----------------------------------.

6. The number of Rentable square feet within Premises is
                                                         ---------------------
square feet as determined by Landlord's architect in accordance with the terms of the Lease.

7. The number of Rentable square feet within the Building is
                                                            -------------------
square feet as determined by Landlord's architect in accordance with the terms of the Lease.

8. Tenant's Percentage, as adjusted based upon the number of Rentable Square
Feet within the Premises, is      %.
                            -----
                                    LANDLORD:

                                    --------------------------------------
                                    a
                                     -------------------------------------
                                    By:
                                       -----------------------------------
                                       Print Name:
                                                  ------------------------
                                       Print Title:
                                                   -----------------------
                                    By:
                                       -----------------------------------
                                       Print Name:
                                                  ------------------------
                                       Print Title:
                                                   -----------------------


                                  SAMPLE ONLY

                               [NOT FOR EXECUTION]


                                  EXHIBIT "D"
                                  -----------

                        DEFINITION OF OPERATING EXPENSES
                        --------------------------------

1. ITEMS INCLUDED IN OPERATING EXPENSES.  The term "Operating Expenses" as used
   ------------------------------------
in the Lease to which this Exhibit "E" is attached means:  all costs and
                           -----------
expenses of operation and maintenance of the Building and the Common Areas (as such terms are defined in the Lease), as determined by standard accounting practices, calculated assuming the Building is ninety-five percent (95%) occupied, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Paragraph 3 below:

(a) Real Property Taxes and Assessments (as defined in Paragraph 2 below) and any taxes or assessments imposed in lieu thereof;

(b) any and all assessments imposed with respect to the Building pursuant to any covenants, conditions and restrictions affecting the Development, the Common Areas or the Building;

(c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities;

(d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Building or the Premises or the parking facilities serving the Building or the Premises;

(e)  costs of insurance obtained by Landlord;

(f)  waste disposal and janitorial services;

(g)  labor;

(h) reasonable costs incurred in the management of the Building, including, without limitation: (i) supplies, (ii) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the management, operation and maintenance of the Building, (iii) Building management office rental, supplies, equipment and related operating expenses, and (iv) a management/administrative fee determined as a percentage of the annual gross revenues of the Building exclusive of the proceeds of financing or a sale of the Building and an administrative fee for the management of the Development Common Area determined as a percentage of Development Common Area Operating Expenses;

(i) supplies, materials, equipment and tools including rental of personal property used for maintenance;

(j) repair and maintenance of the elevators and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord;

(k)  maintenance, costs and upkeep of all parking and Development Common Areas;

(l) depreciation on a straight line basis and rental of personal property used in maintenance;

(m) amortization on a straight line basis over the useful life [together with interest at the Interest Rate on the unamortized balance] of all capitalized expenditures which are: (i) reasonably intended to produce a reduction in operating charges or energy consumption; or (ii) required under any governmental law or regulation that was not applicable to the Building at the time it was originally constructed; or (iii) for replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement;

(n)  costs and expenses of gardening and landscaping;

(o)  maintenance of signs (other than signs of tenants of the Building);

(p) personal property taxes levied on or attributable to personal property used in connection with the Building or the Common Areas;

(q) reasonable accounting, audit, verification, legal and other consulting fees; and

(r) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

When calculating Operating Expenses for purposes of establishing Tenant's Operating Expense Allowance, Operating Expenses shall not include Real Property Taxes and Assessments attributable to special assessments, charges, costs, or fees or due to modifications or changes in governmental laws or regulations including, but not limited to, the institution of a split tax roll, and shall exclude market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes and utility increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

2. REAL PROPERTY TAXES AND ASSESSMENTS.  The term "Real Property Taxes and
   -----------------------------------
Assessments", as used in this Exhibit "E", means:  any form of assessment,
                              -----------
license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or the Development (as such terms are defined in the Lease), adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building ready for occupancy, including the following by way of illustration but not limitation:

                                  EXHIBIT "E"
                                  -----------
                                    Page 1

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

Notwithstanding the foregoing, if at any time after the Commencement Date, the amount of Real Property Taxes and Assessments decreases, then for purposes of all subsequent Lease Years, including the Lease Year in which such decrease in Real Property Taxes and Assessments occurs, Tenant's Operating Expense Allowance shall be decreased by an amount equal to such decrease in Real Property Taxes and Assessments.

3. ITEMS EXCLUDED FROM OPERATING EXPENSES.  Notwithstanding the provisions of
   --------------------------------------
Paragraphs 1 and 2 above to the contrary, "Operating Expenses" will not include:

(a) Landlord's federal or state income, franchise, inheritance or estate taxes;

(b) any ground lease rental;

(c) costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

(d) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard accounting practices;

(e) brokerage commissions, finders' fees, attorneys' fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(f) costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; provided, however, the capital expenditures set forth in Subparagraph 1(m) above will in any event be included in the definition of Operating Expenses;

(g) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Development;

(h) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Building (including the original Tenant Improvements for the Premises), or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building, including space planning and interior design costs and fees;

(i) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; provided, however, that Operating Expenses will include those attorneys' fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building, and such other matters relating to the maintenance of standards required of Landlord under the Lease;

(j) except for the administrative/management fees described in Subparagraph 1(h) above, costs of Landlord's general corporate overhead;

(k) all items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through operating expense pass-through provisions);

(l) electric power costs for which any tenant directly contracts with the local public service company; and

(m) costs arising from Landlord's charitable or political contributions.

                                  EXHIBIT "E"
                                  -----------
                                    Page 2

                                  EXHIBIT "E"
                                  -----------
                                    Page 3

                      STANDARDS FOR UTILITIES AND SERVICES
                      ------------------------------------

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

Subject to the terms and conditions of the Lease and provided Tenant remains in occupancy of the Premises, Landlord will provide or make available the following utilities and services:

1. Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 8 a.m. to 6 p.m., and have one elevator available for Tenant's use at all other times.

2. On Monday through Friday, except holidays, from 8 a.m. to 6 p.m. and on Saturday from 8 a.m. to 12 Noon (and other times for a reasonable additional charge to be fixed by Landlord, which charge shall be $45.00 per hour per floor during the original Lease Term), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are extended to the full length of the window opening and adjusted to a 45 degree angle upwards. Landlord will not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises extended to the full length of the window opening and adjusted to a 45 degree angle upwards whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the chilled and hot water air conditioning supply lines of the Building. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Development or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system will be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Exhibit, including keeping window coverings extended to the full length of the window opening and adjusted to a 45 degree angle upwards. Such work will be charged at hourly rates equal to then-current journeyman's wages for air conditioning mechanics.

3. Landlord will make available to the Premises, 24 hours per day, seven days a week, electric current as required by the Building standard office lighting and fractional horsepower office business machines including copiers, personal computers and word processing equipment in an amount not to exceed six (6) watts per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, such cost will be established by an independent licensed engineer selected in Landlord's reasonable discretion, whose fee shall be shared equally by Landlord and Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Premises (other than standard office business machines, personal computers and word processing equipment) which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge will constitute a breach of the obligation to pay rent under this Lease and will entitle Landlord to the rights therein granted for such breach. Tenant's use of electric current will never exceed the capacity of the feeders to the Building, or the risers or wiring installation and Tenants will not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises (except standard office business machines, personal computers and word processing equipment) without the prior written consent of Landlord.

4. Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant agrees to pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant will keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on such meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated will be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

5. Landlord will provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and unless otherwise agreed to by Landlord and Tenant no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they will be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant agrees to pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

6. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord will have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply. It is expressly understood and agreed that any covenants on Landlord's part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to

                                  EXHIBIT "F"
                                  -----------
perform any act or thing for the benefit of Tenant, will not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

                                  EXHIBIT "F"
                                  -----------

                              ESTOPPEL CERTIFICATE
                              --------------------


The undersigned,                                                   ("Tenant"),
                --------------------------------------------------
hereby certifies to                                              , as follows:
                   ---------------------------------------------

1. Attached hereto is a true, correct and complete copy of that certain lease
dated         , 1993, between                                    , a
     ---------                -----------------------------------
("Landlord") and Tenant (the "Lease"),  regarding the premises located at
               (the "Premises").  The Lease is now in full force and effect
---------------
and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2. The Term of the Lease commenced on             , 19   .
                                      ------------     --

3. The Term of the Lease will expire on            , 19  .
                                        -----------    --

4. The Lease has:  (Initial one)

(         ) not been amended, modified, supplemented, extended, renewed or assigned.

(         ) been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto:
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------.

5.  Tenant has accepted and is now in possession of the Premises.

6.  Tenant and Landlord  acknowledge that Landlord's interest in the Lease
will be assigned to                                           and that no
                    -----------------------------------------
modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of is obtained, and that until further notice,
---------------------------
payments under the Lease may continue as heretofore.

7. The amount of Monthly Base Rent is $           .
                                       -----------

8. The amount of Security Deposit (if any) is $            .  No other
                                                -----------
 security deposits have been made except as follows:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows:

10. All work required to be performed by Landlord under the Lease has been completed except as follows:
                            ---------------------------------------------------
-------------------------------------------------------------------------------.
11. There are no defaults on the part of the Landlord or Tenant under the Lease except as follows:
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

12. Neither Landlord nor Tenant has any defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows:
           --------------------------------------------------------------------
-------------------------------------------------------------------------------.
13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows:
                                        ---------------------------------------
-------------------------------------------------------------------------------.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that
                                                           -------------------
is relying upon the representations herein made in funding a loan to Landlord in purchasing the Premises.

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by
the authorized officers of the undersigned as of                , 19  .
                                                ----------------    --
TENANT:

----------------------------------------
a
 ---------------------------------------

By:
    -------------------------------------
  Print Name:                                          SAMPLE ONLY
             ----------------------------
  Title:                                           [NOT FOR EXECUTION]
         --------------------------------

By:
   --------------------------------------
  Print Name:
             ----------------------------
  Title:
             ----------------------------

                                  EXHIBIT "G"
                                  -----------

                             RULES AND REGULATIONS
                             ---------------------

A. GENERAL RULES AND REGULATIONS.  The following rules and regulations govern
   -----------------------------
the use of the Building and the Development Common Areas. Tenant will be bound by such rules and regulations and agrees to cause Tenant's Authorized Users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building or the Development without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises including from within any interior common areas.

3. Tenant will not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Development. The halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Development and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building.

4. Tenant will not obtain for use on the Premises ice, food, food vendors, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Development except as may be expressly permitted under the Lease. Landlord reserves the right to restrict and regulate the use of the common areas of the Development and Building by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes. Without limiting the foregoing, Landlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public.

5. Landlord reserves the right to require tenants to periodically provide Landlord with a written list of any and all business invitees which periodically or regularly provide goods and services to such tenants at the premises. Landlord reserves the right to preclude all vendors from entering or conducting business within the Building and the Development if such vendors are not listed on a tenant's list of requested vendors.

6. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following business day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant will be responsible for all persons for whom it requests passes and will be liable to Landlord for all acts of such persons. Landlord will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7. The directory of the Building or the Development will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

8. All cleaning and janitorial services for the Development and the Premises will be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be employed by Tenant or permitted to enter the Development for the purpose of cleaning the same. Tenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

9. Landlord will furnish Tenant, free of charge, with two keys to each entry door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

10. If Tenant requires telegraphic, telephonic, burglar alarm, antennae or similar services, it will first obtain Landlord's approval, and comply with, Landlord's reasonable rules and requirements applicable to such services, which may include separate licensing by, and fees paid to, Landlord.

11. Freight elevator(s) will be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, deems appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items will, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday

                                  EXHIBIT "H"
                                  -----------
or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries will be made which impede or interfere with other tenants or the operation of the Building.

12. Tenant will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord will have the right to reasonably prescribe the weight, size and position of all safes, heavy equipment, files, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms will be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to any tenants in the Building or Landlord, are to be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration. Tenant will be responsible for all structural engineering required to determine structural load, as well as the expense thereof. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Tenant.

13. Tenant will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor will Tenant bring into or keep in or about the Premises any birds or animals.

14. Tenant will not use any method of heating or air conditioning other than that supplied by Landlord or otherwise existing prior to the date of this Lease without Landlord's prior written consent.

15. Tenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and will refrain from attempting to adjust controls. Tenant will keep corridor doors closed, and shall keep all window coverings pulled down.

16. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building. Without the prior written consent of Landlord, which Landlord may deny with or without cause, Tenant will not use the name, photograph or likeness of the Building or the Development in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Tenant will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Tenant and its employees leave the Premises. Tenant will be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, break this rule. Cleaning of equipment of any type is prohibited. Shaving is prohibited.

19. Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant will not use the Premises for any business or activity other than that specifically provided for in this Lease. Tenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

20. Tenant will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Development. Tenant will not interfere with radio or television broadcasting or reception from or in the Development or elsewhere.

21. Except for the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant will not cut or bore holes for wires. Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

22. Tenant will not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord, which consent Landlord will not unreasonably withhold.

23. Landlord reserves the right to exclude or expel from the Development any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

25. The Premises will not be used for lodging or for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises without Landlord's consent, except the use by Tenant of Underwriters'

                                  EXHIBIT "H"
                                  -----------
                                    Page 2

Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Neither Tenant nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Development any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant will not bring any other vehicles of any kind into the Building.

27. Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Building or the Development, Landlord may do so subject to reasonable, non-discriminatory additional rules and regulations.

30. Landlord may prohibit smoking in the Building and may require Tenant and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Development.

31. Tenant's requirements will be attended to only upon appropriate application to Landlord's asset management office for the Development by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Development.

33. Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Development and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Tenant is responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

B. PARKING RULES AND REGULATIONS.  The following rules and regulations govern
   -----------------------------
the use of the parking facilities which serve the Building. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

1. Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

3. All directional signs and arrows must be observed.

4. The speed limit within all parking areas shall be five (5) miles per hour.

5. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where "no parking" signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Landlord or Landlord's parking operator.

6. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8. Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9. Parking stickers, access cards, or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

                                  EXHIBIT "H"
                                  -----------
                                    Page 3

10. Loss or theft of parking identification devices or access cards must be reported to the management office in the Development immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device or access card at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

11. All damage or loss claimed to be the responsibility of Landlord must be reported, itemized in writing and delivered to the management office located within the Development within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Landlord, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Landlord is not responsible for loss of use.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Landlord. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Landlord will not be deemed to have been approved by Landlord.

13. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

14. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

                                  EXHIBIT "H"
                                  -----------
                                    Page 4

                        [SAMPLE ONLY; NOT FOR EXECUTION]
                        --------------------------------
                      SATELLITE ANTENNA LICENSE AGREEMENT
                      -----------------------------------

This SATELLITE ANTENNA LICENSE AGREEMENT ("Agreement") is made as of the ___ day of ____________, 199__ by and between KOLL CENTER IRVINE NUMBER TWO, a California limited partnership ("Licensor"), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Licensee").

                               R E C I T A L S :

A. Licensor is the owner of certain real property located at 18400 Von Karman Avenue, Irvine, California ("Property"), and the office building ("Building") and parking structure situated thereon.

B. Licensee is a tenant of Licensor in the Building pursuant to that certain Office Building Lease dated _______________, 19___ (as amended, the "Lease"), and Licensee desires to obtain permission to place a satellite antenna on the roof of the Building.

C. The parties agree that Licensee's right to perform certain acts on the Property or the Building are upon and subject to the terms, covenants, and conditions herein set forth, and Licensee covenants as a material part of the consideration for this Agreement to keep and perform each and all said terms, covenants, and conditions and the parties further agree that this Agreement is made upon condition of such performance.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth the parties hereto agree as follows:

     Incorporation of Recitals.  The foregoing Recitals are incorporated herein
     -------------------------
by this reference.

     Grant of License.  Licensor hereby grants Licensee a license to place on
     ----------------
the roof of the Building, a satellite antenna, the specifications for which are described in Exhibit "A" to this Agreement, together with related cabling and hardware ("Satellite Antenna"). The Satellite Antenna shall be installed on the roof of the Building at the location and in a manner described in Exhibit "B".

     Term.  The term of this Agreement shall be coterminous with the term of the
     ----
aforementioned Lease. Licensor, after the lapse of applicable cure periods, shall have the right to terminate this Agreement in the event of a default hereunder or under the Lease by Licensee, in addition to all other rights and remedies available to Licensor at law or in equity.

     Description of License.  This Agreement shall not be construed as a lease,
     ----------------------
nor as a grant to Licensee of any present or any future right or interest in the Property or Building, nor shall the expenditure of any sum of money by Licensee for the purchase or lease of the Satellite Antenna, for the installation thereof on the Building or for any fee paid to Licensor pursuant to this Agreement be construed as granting Licensee any right to continue this Agreement against Licensor's will. Licensee hereby assumes any and all costs, expenses, liabilities and risks associated with the installation, use, maintenance and removal of the Satellite Antenna, and restoration of the Building upon such removal, and any other related costs and expenses resulting therefrom or relating thereto. Licensee acknowledges that (i) Licensor retains the right to install within the Property and use the roof of the Building for the installation of other communication facilities (except that Licensor will not intentionally interfere to an unreasonable extent with Licensee's use of the Satellite Antenna), and (ii) the signal which is to be received and/or sent by the Satellite Antenna may be lost or impaired as a result of on-going or future construction of nearby buildings or parking facilities on or about the development of which the Property is a part. Licensee hereby assumes any and all risks associated with any loss or impairment of the signal, or any other related cost or inconvenience resulting therefrom or relating thereto. Licensee agrees not to enter into any agreements with any other entity or person where such agreement may contain either express or implied terms with respect to any right or obligation to maintain or continue this Agreement. Licensee agrees to protect, defend, indemnify and hold Licensor free and harmless from and against any obligation to any party which may claim any right as to the maintenance or use of the Satellite Antenna, or the receipt or delivery of any signal therefrom. The indemnity obligations of Licensee under this Agreement shall survive the termination or expiration of this Agreement and the Lease.

     Assignment.  This Agreement is personal to Licensee.  It is not assignable
     ----------
separately or together with any permitted subletting or assignment of the Lease, if any, and any attempt to assign this Agreement will render it null and void.

     License Fee.  Licensee agrees to pay Licensor $250.00 per month, on the
     -----------
first day of each month, in advance ("License Fee"), for every month in which this Agreement is in effect. The License Fee shall be considered additional rent due under the Lease. The License Fee shall be increased annually by 4%, compounded.

     Maintenance and Repair.  Licensee shall be solely responsible for the costs
     ----------------------
of installing, maintaining, removing and repairing the Satellite Antenna. Licensee agrees to maintain the Satellite Antenna in a clean, neat and sightly condition. Additionally, Licensee shall upon the removal of the Satellite Antenna, repair and restore the roof and any other affected portions of the Building to their original condition prior to the installation of the Satellite Antenna, including but not limited to the removal of any and all cables and the repair and restoration of the Building caused thereby. Licensor in its reasonable discretion shall have the right upon the termination of this Agreement to require that all cables installed by Licensee in and through the Building in connection with the installation and use of the Satellite Antenna (which cables shall be shielded to prevent interference with other tenants' cables) be left in place and abandoned to the benefit of Licensor. In the event that Licensor elects abandonment of such cable, Licensor shall pay to Licensee the sum of one dollar ($1.00) as payment in full for purchase of all cables appurtenant to the installation of the Satellite Antenna.

     Insurance.  Licensee agrees to reimburse Licensor, upon demand, for any
     ---------
additional cost of insurance attributed to the installation or existence of the Satellite Antenna on the Building. Additionally, Licensee and any contractors (who shall be subject to Licensor's prior approval) retained by Licensee to perform work on the Property shall maintain commercial liability insurance including the hazards of premises and operations, independent contractors, and blanket contractual liability (covering Licensee's indemnity contained herein), in an amount of not less than $2,000,000 per occurrence and general aggregate. Proof of said insurance shall be provided to Licensor before commencement of the installation of the Satellite Antenna. Licensor shall be named as an additional insured on a primary and non-contributory basis under Licensee's commercial liability insurance. Said insurance shall not be cancelled or reduced without Licensor being notified in writing at least thirty (30) days prior thereto.

                                  EXHIBIT "I"
                                  -----------
                                    Page 1

     Utilities.  Licensee shall pay for all utilities hook-up charges necessary
     ---------
for the installation of the Satellite Antenna, and shall pay for the maintenance and service of said utilities. Licensor shall allow Licensee, at Licensee's sole cost, to hook up the Satellite Antenna to the Building electrical system in accordance with the provisions of the Lease and hereof, and under the supervision of Licensor.

     Governmental Approvals.  Licensee shall obtain all governmental approvals
     ----------------------
and permits required for the installation and operation of the Satellite Antenna and shall submit same to Licensor prior to the installation of the Satellite Antenna (including, without limit, evidence that the Satellite Antenna and the location thereof on the Building and all appurtenances thereto comply with all local zoning and building codes), and Licensee agrees to maintain the same in effect throughout the term of this Agreement. Licensee acknowledges that Licensor has made no representations or warranties to Licensee concerning the appropriateness of the Satellite Antenna under applicable building or zoning codes.

     Notice Before Installation.  Licensee shall pay when due all claims for
     --------------------------
labor or materials furnished or alleged to have been furnished in connection with the Satellite Antenna or the installation thereof. Licensee agrees to give Licensor not less than ten (l0) days notice prior to the commencement of any work at the Building. All work performed in connection with the installation of the Satellite Antenna is to be performed strictly in accordance with the plans and specifications therefor as identified in Exhibits "A" and "B" attached hereto. Licensor shall have the right to post notices of non-responsibility in or on the Building as provided by law.

     Removal.  Upon termination of this Agreement for any reason whatsoever, or
     -------
in the event Licensee otherwise elects to proceed as follows, Licensee shall remove the Satellite Antenna, cables (unless Licensor elects otherwise, as provided herein) and all other improvements associated therewith at Licensee's own cost and expense, and Licensee shall repair any damage occasioned by the installation or removal thereof. If Licensee fails to perform its obligations pursuant to this Paragraph 12, Licensor may, at its option, perform Licensee's obligations and put the same in good order and repair and upon demand, Licensee will reimburse Licensor for such expenses with interest at the maximum legal rate.

     Indemnification.  Licensee shall indemnify, defend, protect and hold
     ---------------
harmless Licensor against and from any and all claims arising from or relating to (i) the Satellite Antenna and its related improvements and the installation, operation, maintenance and repair thereof, (ii) any breach or default in the performance of any obligation on Licensee's part to be performed under the terms of this Agreement, or arising from or relating to any act, neglect, fault or omission of Licensee relating to the Satellite Antenna, and (iii) electrical power interruptions or interruptions with communication facilities of other Building tenants. For the purposes hereof, "claims" shall be defined to include without limit, obligations, liabilities, claims, liens, encumbrances, actions, causes of action, losses, damages, costs, expenses and attorneys' fees and costs; and in case any action or proceeding be brought against Licensor by reason of any such claim, Licensee, upon notice from Licensor, shall defend the same at Licensee's expense by counsel reasonably satisfactory to Licensor. Licensee, as a material part of the consideration to Licensor, hereby assumes all risk of damage to property or injury to person in, upon or about the Building relative to the Satellite Antenna from any cause whatsoever except to the extent of the sole gross negligence or willful misconduct of Licensor.

     Entire Agreement.  This Agreement contains the entire agreement between the
     ----------------
parties relating to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force in effect. Any subsequent modification must be in writing, signed by all the parties.

     Attorneys' Fees.  In the event of any controversy, claim or dispute
     ---------------
relating to this Agreement, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and all costs of suit.

     Severability.  Any provision of this Agreement which shall prove to be
     ------------
invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

     Waiver.  The waiver by Licensor of any breach of any term, covenant or
     ------
condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may transpire between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Licensor to insist upon the performance by Licensee in strict accordance with said terms.

     Time.  Time is of the essence with respect to the performance of every
     ----
provision of this Agreement.

IN WITNESS HEREOF the parties hereto have executed this Agreement as of the date first written above.


KOLL CENTER IRVINE NUMBER TWO                     NEW CENTURY FINANCIAL CORPORATION,
a California limited partnership                  a Delaware corporation

By: Connecticut General Life Insurance Company,   By:
    General Partner                                  --------------------------------
                                                     Print Name:
                                                                ---------------------
    By:  Cigna Investments, Inc.,                    Print Title:
                                                                 --------------------
         Its Authorized Agent
         By:                                      By:
             --------------------------------         -------------------------------
Print Name:                                           Print Name:
            ---------------------------------                      ------------------
Print Title:                                          Print Title:
            ---------------------------------                       ------------------

                   [EXHIBITS "A" AND "B" NEED TO BE ATTACHED]

                        [SAMPLE ONLY; NOT FOR EXECUTION]
                        --------------------------------

                                  EXHIBIT "I"
                                  -----------
                                    Page 2

                             FORM LETTER OF CREDIT
                             ---------------------
                              [BANK'S LETTERHEAD]

KOLL CENTER IRVINE NUMBER TWO
C/O KOLL
18500 VON KARMAN, SUITE 120
IRVINE, CA  92612
ATTN:  18400  BUILDING MANAGER

DEAR SIR:

          WE HEREBY ESTABLISH AND ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ______ (THE "CREDIT") IN YOUR FAVOR FOR THE ACCOUNT OF NEW CENTURY MORTGAGE CORPORATION. WE HEREBY IRREVOCABLY AUTHORIZE YOU TO DRAW UPON US IN ONE OR MORE SIGHT DRAFTS UP TO THE AGGREGATE AMOUNT OF: (A) FROM THE DATE OF ISSUANCE HEREOF UNTIL DECEMBER 1, 1997: $1,000,000.00; AND (B) FROM DECEMBER 1, 1997 UNTIL THE FIRST ANNIVERSARY OF THE DATE OF ISSUANCE OF THIS CREDIT (THE "EXPIRY DATE"): $1,221,320.00. THE STEP-UP IN CREDIT AMOUNT CONTEMPLATED BY THE PRECEDING SENTENCE IS REFERRED TO IN THIS CREDIT AS THE "STEP-UP FUNCTION." .

          YOUR DRAFT MUST BE ACCOMPANIED BY A WRITTEN CERTIFICATE STATING:

      "NEW CENTURY FINANCIAL CORPORATION, OR ITS ASSIGN ("TENANT"), HAS FAILED TO PAY RENT OR PERFORM ONE OR MORE OF ITS OBLIGATIONS UNDER THAT CERTAIN OFFICE BUILDING LEASE (THE "LEASE") DATED _________________, 1997 EXECUTED BY AND BETWEEN TENANT AND KOLL CENTER IRVINE NUMBER TWO OR TENANT HAS FAILED TO REPLACE THIS LETTER OF CREDIT AS REQUIRED UNDER THE TERMS OF THE LEASE. THE AMOUNT OF THE SIGHT DRAFT REPRESENTS MONIES DUE AND OWING BY TENANT UNDER THE LEASE."

          PARTIAL DRAWINGS WILL BE PERMITTED UNDER THIS CREDIT AND ALL DRAFTS HEREON MUST BEAR THE DATE AND NUMBER OF THIS CREDIT. THIS CREDIT IS EFFECTIVE IMMEDIATELY AND WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN HEREON AND IN CONFORMITY WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION SO LONG AS SUCH DRAFTS ARE PRESENTED ON OR BEFORE 4:45 P.M. CENTRAL TIME ON THE EXPIRY DATE, AS THE EXPIRY DATE MAY BE AUTOMATICALLY EXTENDED PURSUANT TO THE TERMS OF THE NEXT PARAGRAPH. THIS $1,221,320.00 CREDIT (WITHOUT THE STEP-UP FUNCTION AND DECREASED ANNUALLY BY $244,000.00) SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR FROM THE PRESENT AND ANY FUTURE EXPIRY DATE , UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY SUCH PRESENT OR FUTURE EXPIRY DATE WE SHALL NOTIFY YOU IN WRITING THAT WE ELECT NOT TO CONSIDER THIS CREDIT RENEWED FOR SUCH ADDITIONAL PERIOD.

          THIS CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 500."


                               [NAME OF BANK]

                               By:
                                   ---------------------------------------
                                    Authorized Officer


                                  EXHIBIT "J"
                                  -----------

                      LOCATION OF RESERVED PARKING SPACES
                      -----------------------------------
                                [To Be Supplied]









                                  EXHIBIT "K"
                                  -----------

                            OFFICE  BUILDING  LEASE

                                    BETWEEN

                        KOLL CENTER IRVINE NUMBER TWO,

                                   LANDLORD

                                      AND

                      NEW CENTURY FINANCIAL CORPORATION,

                                    TENANT

                             OFFICE BUILDING LEASE
                             ---------------------

                               TABLE OF CONTENTS
                               ------------------

                                                                                   Page
                                                                                   ----
       1.   BASIC LEASE TERMS...................................................      1
       2.   PREMISES AND COMMON AREAS...........................................      4
       3.   TERM................................................................      4
       4.   POSSESSION..........................................................      4
       5.   RENT................................................................      5
       6.   OPERATING EXPENSES..................................................      5
       7.   SECURITY DEPOSIT....................................................      5
       8.   USE.................................................................      6
       9.   NOTICES.............................................................      6
      10.   BROKERS.............................................................      7
      11.   SURRENDER; HOLDING OVER.............................................      7
      12.   TAXES ON TENANT'S PROPERTY..........................................      7
      13.   ALTERATIONS.........................................................      7
      14.   REPAIRS.............................................................      8
      15.   LIENS...............................................................      9
      16.   ENTRY BY LANDLORD...................................................      9
      17.   UTILITIES AND SERVICES..............................................      9
      18.   ASSUMPTION OF RISK AND INDEMNIFICATION..............................     10
      19.   INSURANCE...........................................................     10
      20.   DAMAGE OR DESTRUCTION...............................................     11
      21.   EMINENT DOMAIN......................................................     12
      22.   DEFAULTS AND REMEDIES...............................................     13
      23.   LANDLORD'S DEFAULT..................................................     14
      24.   ASSIGNMENT AND SUBLETTING...........................................     14
      25.   SUBORDINATION.......................................................     16
      26.   ESTOPPEL CERTIFICATE................................................     17
      27.   INTENTIONALLY OMITTED...............................................     17
      28.   RULES AND REGULATIONS...............................................     17
      29.   MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS...     17
      30.   DEFINITION OF LANDLORD..............................................     17
      31.   WAIVER..............................................................     17
      32.   PARKING.............................................................     18
      33.   FORCE MAJEURE.......................................................     18
      34.   SIGNS...............................................................     19
      35.   LIMITATION ON LIABILITY.............................................     19
      36.   FINANCIAL STATEMENTS................................................     19
      37.   QUIET ENJOYMENT.....................................................     19
      38.   MISCELLANEOUS.......................................................     19
      39.   EXECUTION OF LEASE..................................................     20
            SIGNATURE PAGE......................................................     21



EXHIBITS:
A-I   Site Plan
A-II  Outline of Floor Plan of Premises
B     Rentable Square Feet and Usable Square Feet
C     Work Letter Agreement
D     Notice of Lease Term Dates and Tenant's Percentage
E     Definition of Operating Expenses
F     Standards for Utilities and Services
G     Estoppel Certificate
H     Rules and Regulations
I     Satellite Antenna License Agreement
J     Form of Letter of Credit
K     Location of Reserved Parking Spaces